                                                                   EXHIBIT 2.1.1

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION
                                 BY AND BETWEEN
                              VMARK SOFTWARE, INC.
                                      and
                                 UNIDATA, INC.

                          Dated as of October 7, 1997

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I THE MERGER..................................................................    2
  Section 1.01. Merger; Effective Time................................................    2
  Section 1.02. Closing...............................................................    2
  Section 1.03. Effect of the Merger..................................................    2
  Section 1.04. Certificate of Incorporation; By-laws.................................    3
  Section 1.05. Directors and Officers................................................    3
  Section 1.06. Effect on Capital Stock...............................................    3
  Section 1.07. Exchange of Certificates..............................................    4
  Section 1.08. Stock Transfer Books..................................................    6
  Section 1.09. Dissenting Shares.....................................................    6
  Section 1.10. No Further Ownership Rights in UNIDATA Common Stock...................    7
  Section 1.11. Lost, Stolen or Destroyed Certificates................................    7
  Section 1.12. Tax and Accounting Consequences.......................................    7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF UNIDATA..................................    7
  Section 2.01. Organization..........................................................    7
  Section 2.02. Capitalization........................................................    8
  Section 2.03. Qualification in Foreign Jurisdictions................................    8
  Section 2.04. Authority Relative to this Agreement..................................    9
  Section 2.05. No Conflict: Required Filings and Consents............................    9
  Section 2.06. Compliance; Permits...................................................   10
  Section 2.07. Financial Statements..................................................   10
  Section 2.08. Absence of Certain Changes or Events..................................   10
  Section 2.09. Material Contracts....................................................   11
  Section 2.10. Accounts Receivable...................................................   12
  Section 2.11. No Undisclosed Liabilities............................................   12
  Section 2.12. Absence of Litigation.................................................   12
  Section 2.13. Employee Benefit Plans; Employment Agreements.........................   12
  Section 2.14. Labor Matters.........................................................   15
  Section 2.15. Restrictions on Business Activities...................................   15
  Section 2.16. Real Property.........................................................   16
  Section 2.17. Taxes.................................................................   16
  Section 2.18. Environmental Matters.................................................   19
  Section 2.19. Brokers...............................................................   19
  Section 2.20. Intellectual Property.................................................   19
  Section 2.21. Interested Party Transactions.........................................   22
  Section 2.22. Insurance.............................................................   22
  Section 2.23. Vote Required.........................................................   22
  Section 2.24. Pooling Matters.......................................................   22

                                                                                        PAGE
                                                                                        ----
  Section 2.25. Other Negotiations....................................................   22
  Section 2.26. Full Disclosure.......................................................   22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF VMARK...................................   23
  Section 3.01. Organization..........................................................   23
  Section 3.02. Capitalization........................................................   24
  Section 3.03. Qualification in Foreign Jurisdictions................................   24
  Section 3.04. Authority Relative to this Agreement..................................   24
  Section 3.05. No Conflict: Required Filings and Consents............................   25
  Section 3.06. Compliance; Permits...................................................   25
  Section 3.07. SEC Filings...........................................................   26
  Section 3.08. Financial Statements..................................................   26
  Section 3.09. Absence of Certain Changes or Events..................................   26
  Section 3.10. Material Contracts....................................................   27
  Section 3.11. Accounts Receivable...................................................   28
  Section 3.12. No Undisclosed Liabilities............................................   28
  Section 3.13. Absence of Litigation.................................................   28
  Section 3.14. Employee Benefit Plans; Employment Agreements.........................   28
  Section 3.15. Labor Matters.........................................................   31
  Section 3.16. Restrictions on Business Activities...................................   31
  Section 3.17. Real Property.........................................................   31
  Section 3.18. Taxes.................................................................   32
  Section 3.19. Environmental Matters.................................................   34
  Section 3.20. Brokers...............................................................   34
  Section 3.21. Intellectual Property.................................................   34
  Section 3.22. Interested Party Transactions.........................................   37
  Section 3.23. Insurance.............................................................   37
  Section 3.24. Vote Required.........................................................   37
  Section 3.25. Pooling Matters.......................................................   37
  Section 3.26. Opinion of Financial Advisor..........................................   37
  Section 3.27. Other Negotiations....................................................   37
  Section 3.28. Full Disclosure.......................................................   37
  Section 3.29. Rights Plan; Antitakeover Law.........................................   38

ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER.....................................   38
  Section 4.01. Conduct of Business by UNIDATA and VMARK Pending the Merger...........   38
  Section 4.02. No Solicitation by UNIDATA or VMARK...................................   41

ARTICLE V ADDITIONAL AGREEMENTS.......................................................   42
  Section 5.01. Joint Proxy Statement/Prospectus; Registration Statement..............   42
  Section 5.02. Stockholders' Meetings................................................   43
  Section 5.03. Access to Information: Confidentiality................................   43

                                                                                        PAGE
                                                                                        ----
  Section 5.04. Consents, Approvals...................................................   43
  Section 5.05. Stock Options.........................................................   43
  Section 5.06. Warrants..............................................................   44
  Section 5.07. Notification of Certain Matters.......................................   45
  Section 5.08. Further Action/Tax Treatment..........................................   45
  Section 5.09. Public Announcements..................................................   45
  Section 5.10. Quotation of VMARK Common Stock on Nasdaq.............................   46
  Section 5.11. Accountant's Comfort Letters..........................................   46
  Section 5.12. Pooling Accounting Treatment..........................................   46
  Section 5.13. Indemnification; Directors' and Officers' Insurance...................   46
  Section 5.14. Employee Benefits.....................................................   47
  Section 5.15. Name of the Surviving Corporation.....................................   47
  Section 5.16. Stockholder Litigation................................................   48
  Section 5.17. Consents..............................................................   48
  Section 5.18. Registration Rights...................................................   48
  Section 5.19. Fairness Opinion; Restructuring.......................................   48

ARTICLE VI CONDITIONS TO THE MERGER...................................................   48
  Section 6.01. Conditions to Obligation of Each Party to Effect the Merger...........   48
  Section 6.02. Additional Conditions to Obligation of VMARK..........................   49
  Section 6.03. Additional Conditions to Obligation of UNIDATA........................   49

ARTICLE VII TERMINATION...............................................................   50
  Section 7.01. Termination...........................................................   50
  Section 7.02. Effect of Termination.................................................   52
  Section 7.03. Fees and Expenses.....................................................   52

ARTICLE VIII GENERAL PROVISIONS.......................................................   54
  Section 8.01. Effectiveness of Representations, Warranties and Agreements;
     Knowledge, Etc...................................................................   54
  Section 8.02. Notices...............................................................   54
  Section 8.03. Certain Definitions...................................................   55
  Section 8.04. Amendment.............................................................   56
  Section 8.05. Waiver................................................................   57
  Section 8.06. Severability..........................................................   57
  Section 8.07. Entire Agreement......................................................   57
  Section 8.08. Assignment............................................................   57
  Section 8.09. Parties in Interest...................................................   57
  Section 8.10. Failure or Indulgence Not Waiver; Remedies Cumulative.................   57
  Section 8.11. Governing Law.........................................................   58
  Section 8.12. Counterparts..........................................................   58

SCHEDULE
--------
 1.05      Officers and Directors of Surviving Corporation
 2.01(b)   Subsidiaries
 2.02      Capitalization; Stock Options
 2.03      Qualification in Foreign Jurisdictions
 2.05(a)   Conflicts, Required Filings and Consents
 2.06(a)   Compliance
 2.06(b)   List of Licenses, Permits and Authorizations
 2.08(b)   Certain Changes or Events
 2.09(a)   UNIDATA Material Contracts
 2.11      Undisclosed Liabilities
 2.12      UNIDATA Litigation
 2.13(a)   List of Employee Benefit Plans
 2.13(b)   Matters Concerning Employee Benefit Plans
 2.13(c)   List of Outstanding Options and Option Holders
 2.13(d)   Certain Employment Agreements
 2.14      Labor Matters
 2.15      Restrictions on Business Activities
 2.16(a)   Real Property Owned by UNIDATA
 2.16(b)   Real Property Leased by UNIDATA
 2.17(b)   Tax Returns
 2.17(c)   Certain Tax Matters
 2.18      Environmental Matters
 2.20(a)   List of UNIDATA Intellectual Property Rights
 2.20(b)   Certain Intellectual Property Rights Matters
 2.20(d)   Source Code
 2.20(f)   Protection of UNIDATA Intellectual Property Rights
 2.20(g)   Royalties
 2.21      Interested Party Transactions
 2.22      Insurance
 2.25      UNIDATA's Other Negotiations
 3.01(b)   Subsidiaries
 3.02      Capitalization; Stock Options
 3.05(a)   Conflicts, Required Filings and Consents
 3.06(a)   Compliance
 3.06(b)   List of Licenses, Permits and Authorizations
 3.09      Certain Changes or Events
 3.10(a)   VMARK Material Contracts
 3.12      Undisclosed Liabilities
 3.13      VMARK Litigation
 3.14(a)   List of Employee Benefit Plans
 3.14(b)   Matters Concerning Employee Benefit Plans

SCHEDULE
--------
 3.14(c)   List of Outstanding Options and Option Holders
 3.14(d)   Certain Employment Agreements
 3.15      Labor Matters
 3.16      Restrictions on Business Activities
 3.17(a)   Real Property Owned by VMARK
 3.17(b)   Real Property Leased by VMARK
 3.18(a)   Tax Returns
 3.18(b)   Certain Tax Matters
 3.19      Environmental Matters
 3.21(a)   List of VMARK Intellectual Property Rights
 3.21(b)   Certain Intellectual Property Rights Matters
 3.21(d)   Source Code
 3.21(f)   Protection of VMARK Intellectual Property Rights
 3.21(g)   Royalties
 3.22      Interested Party Transactions
 3.23      Insurance
 3.27      VMARK's Other Negotiations
 4.01      Permitted Transaction
 5.14(d)   Executives Provided Split-Dollar Insurance

                             TABLE OF DEFINED TERMS

                                                                                    SECTION
                                                                                   ----------
Acquisition Proposal.............................................................  4.02(a)
Affiliates.......................................................................  8.03(a)
Agreement........................................................................  Preamble
Articles of Merger...............................................................  1.01
Authorizations...................................................................  2.06(b)
Beneficial Owner.................................................................  8.03(b)
Blue Sky Laws....................................................................  2.05(b)
Business Day.....................................................................  8.03(c)
Cancelled Shares.................................................................  1.06(b)
Certificate of Merger............................................................  1.01
Certificates.....................................................................  1.07(b)
Code.............................................................................  Recitals
Colorado Law.....................................................................  Recitals
Confidentiality Agreements.......................................................  5.03
Control..........................................................................  8.03(d)
Delaware Law.....................................................................  Recitals
Dissenting Shares................................................................  1.09(a)
Effective Time...................................................................  1.01
ERISA............................................................................  2.13(a)
Escrow Agents....................................................................  1.07(g)
Escrow Agreement.................................................................  1.07(g)
Escrowed Shares..................................................................  1.07(g)
Exchange Act.....................................................................  2.09(a)
Exchange Agent...................................................................  1.07(a)
Exchange Ratio...................................................................  1.06(a)
Group Health Plan................................................................  5.14(c)
Injunction.......................................................................  6.01(c)
ISO..............................................................................  2.13(c)
Joint Proxy Statement/Prospectus.................................................  2.26(b)
Lost Certificate.................................................................  1.11
Material Adverse Effect..........................................................  8.03(e)
Merger...........................................................................  Recitals
Merger Consideration.............................................................  1.07(b)
O2...............................................................................  4.01
O2 Transaction...................................................................  4.01
Outside Date.....................................................................  7.01(b)
Person...........................................................................  8.03(f)
Registration Statement...........................................................  5.01
SEC..............................................................................  2.09(a)
Securities Act...................................................................  2.05(b)
Share............................................................................  1.06(a)
Stock Option.....................................................................  5.05(a)
Stock Option Agreements..........................................................  Recitals
Stockholders' Meetings...........................................................  2.25(b)
Subsidiary.......................................................................  8.03(g)
Surviving Corporation............................................................  1.01

                                                                                    SECTION
                                                                                   ----------
Tax..............................................................................  2.17(a)
Tax Returns......................................................................  2.17(a)
Terminating Breach...............................................................  7.01(e)
UNIDATA..........................................................................  Preamble
UNIDATA Balance Sheet............................................................  2.07(a)
UNIDATA Class A Common Stock.....................................................  1.06(a)
UNIDATA Class B Common Stock.....................................................  1.06(a)
UNIDATA Common Stock.............................................................  1.06(a)
UNIDATA Documentation............................................................  2.20(a)
UNIDATA Employee Plans...........................................................  2.13(a)
UNIDATA ERISA Affiliate..........................................................  2.13(a)
UNIDATA Intellectual Property Rights.............................................  2.20(a)
UNIDATA Material Contracts.......................................................  2.09(a)
UNIDATA software.................................................................  2.20(a)
UNIDATA Stock Option Plans.......................................................  5.05
UNIDATA Stockholder Support Agreement............................................  Recitals
UNIDATA Stockholders' Meeting....................................................  2.26(b)
UNIDATA Stock Option Agreement...................................................  Recitals
UNIDATA Third Party Intellectual Property Rights.................................  2.20(a)
VMARK............................................................................  Preamble
VMARK Authorizations.............................................................  3.06(b)
VMARK Certificates...............................................................  1.07(b)
VMARK Common Stock...............................................................  1.06(a)
VMARK Documentation..............................................................  3.12(a)
VMARK Employee Plans.............................................................  3.14(a)
VMARK ERISA Affiliate............................................................  3.14(a)
VMARK Intellectual Property Rights...............................................  3.21(a)
VMARK Material Contracts.........................................................  3.10(a)
VMARK Rights Plan................................................................  3.29
VMARK SEC Reports................................................................  3.07(a)
VMARK Software...................................................................  3.12(a)
VMARK Stockholders' Meeting......................................................  2.26(b)
VMARK Stockholder Support Agreement..............................................  Recitals
VMARK Stock Option Agreement.....................................................  Recitals
VMARK Third Party Intellectual Property Rights...................................  3.21(a)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 7, 1997 (this "Agreement"), between VMARK SOFTWARE, INC., a Delaware corporation ("VMARK"), and UNIDATA, INC., a Colorado corporation ("UNIDATA").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of VMARK and UNIDATA have determined that it is advisable and in the best interests of their respective stockholders for VMARK and UNIDATA to enter into a strategic business combination upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Board of Directors of VMARK has received an opinion from Volpe Brown Whelan & Company, LLC, that the consideration to be paid in the Merger is fair, from a financial point of view, to the stockholders of VMARK; and

     WHEREAS, in furtherance of such combination, the Boards of Directors of VMARK and UNIDATA have each approved the merger (the "Merger") of UNIDATA with and into VMARK in accordance with the applicable provisions of the Delaware General Corporation Law (the "Delaware Law") and the Colorado Business Corporation Act (the "Colorado Law") and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of UNIDATA's and VMARK's willingness to enter into this Agreement, UNIDATA and VMARK have entered into (i) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "UNIDATA Stock Option Agreement"), pursuant to which VMARK granted UNIDATA an option to purchase shares of common stock of VMARK under certain circumstances, and (ii) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit B (the "VMARK Stock Option Agreement" and, together with the UNIDATA Stock Option Agreement, the "Stock Option Agreements"), pursuant to which UNIDATA granted VMARK an option to purchase shares of common stock of UNIDATA under certain circumstances; and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of UNIDATA's and VMARK's willingness to enter into this Agreement, (i) certain stockholders of UNIDATA have entered into Stockholder Support Agreements with VMARK dated as of the date of this Agreement, (collectively, the "UNIDATA Stockholder Support Agreement"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of UNIDATA beneficially owned by them in favor of adoption of the Merger and (ii) certain stockholders of VMARK have entered into a Stockholder Support Agreement with UNIDATA dated as of the date of this Agreement, (the "VMARK Stockholder Support Agreement"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of VMARK beneficially owned by them in favor of adoption of the Merger; and

     WHEREAS, VMARK and UNIDATA intend this Agreement to be a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, VMARK and UNIDATA hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.01. Merger; Effective Time. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement, the Delaware Law and the Colorado Law, UNIDATA shall be merged with and into VMARK and VMARK shall continue as the surviving corporation. VMARK as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." As promptly as practicable after the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI, UNIDATA and VMARK shall cause the Merger to be consummated by filing (a) a certificate of merger as contemplated by Section 252 of the Delaware Law (the "Certificate of Merger"), together with any required related instruments, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the applicable provisions of, the Delaware Law, and (b) articles of merger as contemplated by Section 7-111-105 of the Colorado Law (the "Articles of Merger"), together with any required related instruments, with the Secretary of State of Colorado, in such form as required by, and executed in accordance with the applicable provisions of, the Colorado Law (the time of the later of such filings being referred to herein as the "Effective Time").

     Section 1.02. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.01, and subject to the satisfaction or waiver of all the conditions set forth in Article VI, the consummation of the Merger shall take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, unless another time or place is agreed to in writing by UNIDATA and VMARK.

     Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the applicable provisions of the Delaware law, the Articles of Merger and the applicable provisions of the Colorado Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of UNIDATA shall vest in the Surviving Corporation, and all debts, liabilities and duties of UNIDATA shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.04. Certificate of Incorporation; By-laws.

          (a) Certificate of Incorporation. The Certificate of Incorporation of VMARK, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the Delaware Law and said Certificate of Incorporation except that said Certificate of Incorporation shall be amended as of the Effective Time (i) to increase the number of shares of VMARK Common Stock to 40,000,000 and (ii) to change its name if a name is selected pursuant to Section 5.15 hereof.

          (b) By-laws. The By-laws of VMARK, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with the Delaware Law, the Certificate of Incorporation of the Surviving Corporation and said By-laws except that said By-laws shall be amended as of the Effective Time to establish separate corporate executive positions for the President and Chief Executive Officer, the duties of such officers to be determined by the directors of the Surviving Corporation after the Effective Time.

     Section 1.05. Directors and Officers.

          (a) VMARK shall cause (i) the directors comprising the full Board of Directors of VMARK immediately prior to the Effective Time to consist of six persons, of whom three shall be designated by VMARK and three shall be designated by UNIDATA, (ii) each Committee of the Board of Directors of VMARK immediately prior to the Effective Time to be composed of an equal number of directors designated by UNIDATA and by VMARK and, (iii) each class of directors of VMARK immediately prior to the Effective Time to consist of one designee of VMARK and one of UNIDATA, as designated by the respective parties. The initial directors and committees of the Surviving Corporation shall be the directors (each of whom shall retain his current term) and committees of VMARK designated and elected or appointed pursuant to the preceding sentence.

     Immediately prior to the Effective Time, VMARK shall cause the persons listed on Schedule 1.05(b) to be named officers of VMARK, holding the positions herein indicated; provided, that if any such person is unwilling or unable to serve in such position, such position shall remain unfilled unless and until VMARK and UNIDATA agree on a replacement. The initial officers of the Surviving Corporation shall be the officers elected pursuant to the preceding sentence.

     Section 1.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of VMARK or UNIDATA or the holders of any securities issued by either of them:

          (a) Conversion of UNIDATA Common Stock. Each share (a "Share") of UNIDATA's Class A common stock, no par value (the "UNIDATA Class A Common Stock") and Class B Common Stock, no par value (the "UNIDATA Class B Common Stock" and together with the UNIDATA Class A Common Stock, the "UNIDATA Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b) and any Dissenting Shares, as defined in Section 1.09) shall be converted, subject to Sections 1.06(d) and 1.07(f) and (g), into the right to receive
     0.44765 shares (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of VMARK common stock, $.01 par value per share ("VMARK Common Stock") and a pro rata right under the VMARK Rights Plan (as defined Section 3.29).

          (b) Cancellation of UNIDATA Common Stock. Each Share held in the treasury of UNIDATA and each Share owned by any direct or indirect subsidiary of UNIDATA immediately prior to the Effective Time (the "Cancelled Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and be canceled and retired without payment of any consideration therefor.

          (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any subdivision, combination, stock dividend (including any dividend or distribution of securities convertible into VMARK Common Stock or UNIDATA Common Stock), reorganization, recapitalization or similar capital change with respect to VMARK Common Stock or UNIDATA Common Stock occurring after the date hereof and prior to the Effective Time, other than in connection with UNIDATA's consummation of the O2 Acquisition (as defined in Section 4.01).

          (d) Fractional Shares. No fraction of a share of VMARK Common Stock shall be issued, but in lieu thereof each holder of UNIDATA Common Stock who would otherwise be entitled to a fraction of a share of VMARK Common Stock (after aggregating all fractional shares of VMARK Common Stock to be received by such holder and providing for any amounts or shares to be withheld or delivered into escrow pursuant to Section 1.07(f) and (g), it being the intention of the parties that no holder of UNIDATA Common Stock will receive cash in an amount equal to or greater than the value of one full share of VMARK Common Stock) shall receive from VMARK an amount of cash (rounded to the nearest cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the closing price of VMARK Common Stock on the Nasdaq National Market on the date of the Effective Time.

     Section 1.07. Exchange of Certificates.

          (a) Exchange Agent. As of the Effective Time, VMARK shall supply, or shall cause to be supplied, to or for the account of a bank or trust company to be designated by VMARK (the "Exchange Agent"), in trust for the benefit of the holders of UNIDATA Common Stock (other than Dissenting Shares and Cancelled Shares), for exchange in accordance with this Section 1.07, certificates evidencing the VMARK Common Stock issuable pursuant to
     Section 1.06 in exchange for outstanding Shares and all cash required to be paid pursuant to Sections 1.06(d) and 1.07(c).

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, VMARK shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time evidenced outstanding Shares, other than Dissenting Shares and Cancelled Shares, (i) a letter of transmittal, which letter shall specify, among other conditions, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of VMARK Common Stock (the "VMARK Certificates") and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be reasonably required by VMARK or the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) VMARK Certificates evidencing that whole number of shares of VMARK Common Stock which such holder has the right to receive in respect of the Shares formerly evidenced by such Certificate in accordance with the Exchange Ratio and the other applicable provisions hereof, together with an equal number of rights under the VMARK Shareholder Rights Plan, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional VMARK Common Stock to which such holder is entitled pursuant to Section 1.06(d) (such VMARK Common Stock, rights, dividends, distributions and cash in lieu of fractional shares together with any amounts or shares to be withheld or delivered into escrow pursuant to Sections 1.07(f) and (g) being collectively referred to as the "Merger Consideration"), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of UNIDATA as of the Effective Time, VMARK Common Stock and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required by law to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate which, prior to the Effective Time, represented shares of UNIDATA Common Stock, shall be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full shares of VMARK Common Stock into which such shares of UNIDATA Common Stock may be exchanged in accordance herewith and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06(d).

          (c) Distributions With Respect to Unexchanged UNIDATA Common
     Stock. No dividends or other distributions with respect to VMARK Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the VMARK Common Stock such holder is entitled to receive until such holder shall surrender such Certificate. Subject to applicable law, following the surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of VMARK Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of VMARK Common Stock.

          (d) Transfers of Ownership. If any certificate evidencing shares of VMARK Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to VMARK, or any agent designated by VMARK, any transfer or other taxes required by reason of the issuance of a certificate for shares of VMARK Common Stock in any name other than that of the registered holder of the Certificate surrendered.

          (e) No Liability. VMARK and UNIDATA shall have no liability to any holder of UNIDATA Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Withholding Rights. VMARK or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of UNIDATA Common Stock such amounts as VMARK or the Exchange Agent may be required to deduct and withhold with respect to any provision of Federal, state, local or foreign tax laws. To the extent that amounts are so withheld by VMARK or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by VMARK or the Exchange Agent.

          (g) Escrowed Shares. As of the Effective Time, VMARK shall issue 50,000 shares of VMARK Common Stock (the "Escrowed Shares") and deliver a certificate or certificates therefor to Choate, Hall & Stewart (the "Escrow Agent") to be held and distributed in accordance with an agreement substantially in the form of Exhibit C (the "Escrow Agreement"). The Escrowed Shares shall be deemed to be part of the Merger Consideration and shall be allocated pro rata in accordance with the number of outstanding shares immediately prior to the Effective Time among the holders of UNIDATA Class A Common Stock and Class B Common Stock (treating shares of each class equally), other than holders of Dissenting Shares. In the event the Escrow Agent declines or is unable to serve prior to the Closing, it shall be succeeded by such person or entity, as VMARK and UNIDATA shall agree.

     Section 1.08. Stock Transfer Books. At the Effective Time, the stock transfer books of UNIDATA shall be closed, and there shall be no further registration of transfers of UNIDATA Common Stock on the records of UNIDATA.

     Section 1.09. Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of UNIDATA Common Stock held by a holder who has exercised appraisal rights for such shares in accordance with the applicable provisions of the Colorado Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (the "Dissenting Shares"), shall not be converted into, or represent a right to receive, the Merger Consideration pursuant to Section 1.06, but the holder thereof shall be entitled only to such rights as are granted by the Colorado Law with respect to the Dissenting Shares.

          (b) Notwithstanding the provisions of Section 1.09(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect such rights or otherwise) such holder's appraisal rights, then, as of the later of Effective Time or the occurrence of such withdrawal or loss, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates in accordance with the terms hereof.

          (c) UNIDATA shall give VMARK prompt written notice of any demands received by UNIDATA to require UNIDATA to purchase Dissenting Shares, the withdrawal of any such demands, and any other notices or instruments served pursuant to the Colorado Law and received by UNIDATA. UNIDATA shall not, except with the prior written consent of VMARK, voluntarily make any payment with respect to any Dissenting Shares or offer to settle, or settle, any such demands with respect thereto.

     Section 1.10. No Further Ownership Rights in UNIDATA Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

     Section 1.11. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed (a "Lost Certificate"), the Exchange Agent shall, upon the making of an affidavit of that fact by the registered owner thereof, deliver to such owner such Merger Consideration as may be required pursuant to Section 1.06; provided, however, that VMARK may, in its sole discretion and as a condition precedent to the delivery thereof, require the registered owner of such Lost Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against VMARK or the Exchange Agent with respect to the Lost Certificate.

     Section 1.12. Tax and Accounting Consequences. It is intended by VMARK and UNIDATA that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) qualify for accounting treatment as a pooling of interests. VMARK and UNIDATA hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF UNIDATA

     UNIDATA hereby represents and warrants to VMARK that the following is true and complete as of the date hereof:

     Section 2.01. Organization.

          (a) UNIDATA is a corporation duly organized, validly existing and in good standing under the laws of Colorado. UNIDATA has full corporate power and authority to own, lease and operate its properties and to carry on its business as such business is now conducted and proposed to be conducted. The copies of the Articles of Incorporation of UNIDATA, certified by the Secretary of State of Colorado, and the By-laws of UNIDATA which have been delivered to VMARK by UNIDATA are true and complete copies thereof.

          (b) Subsidiaries. Except as set forth on Schedule 2.01(b), UNIDATA has no subsidiaries and does not, directly or indirectly, own or have the contractual right or obligation to acquire any equity interest in any other corporation, partnership, joint venture, trust or other business organization. Except as set forth on Schedule 2.01(b), UNIDATA is the record and beneficial owner of all of the capital stock of each of the corporations owned by it listed on Schedule 2.01(b), and there are no outstanding options, warrants, convertible or exchangeable securities or other rights that would obligate UNIDATA to issue shares of capital stock in any of its subsidiaries. All shares of the capital stock of UNIDATA's subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all of such shares are owned by UNIDATA free and clear of all security interests, liens, claims, pledges, agreements, limitations of UNIDATA's voting rights, charges or other encumbrances of any nature whatsoever. Except as disclosed on Schedule 2.02, UNIDATA has not made any investment in, loan to, or advance of cash or other extension of credit to any person other than in the ordinary course of its business.

     Section 2.02. Capitalization. The authorized capital stock of UNIDATA consists of 40,000,000 shares of UNIDATA Class A Common Stock, of which 11,662,430 shares are currently issued and outstanding, 3,000,000 shares of UNIDATA Class B Common Stock, of which 500,000 shares are currently issued and outstanding and 10,000,000 shares of Preferred Stock, no par value per share, of which none are currently issued or outstanding. UNIDATA's issued and outstanding shares of capital stock are held as set forth on Schedule 2.02. All of the outstanding shares of capital stock of UNIDATA have been duly authorized, are validly issued, fully paid and non-assessable, and the holders thereof are not entitled to cumulative voting rights or preemptive rights. Except as set forth on Schedule 2.02, there are no obligations, contingent or otherwise, of UNIDATA or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of UNIDATA Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth on Schedule 2.02 or Schedule 2.13(c), there are no outstanding options to purchase or warrants, privileges or rights to subscribe to or purchase any shares of UNIDATA's capital stock or securities issued by UNIDATA convertible into or exchangeable for shares of UNIDATA's capital stock or other securities of UNIDATA or commitments, understandings or intentions to issue any additional shares or options, warrants, privileges or rights to subscribe for shares of UNIDATA's capital stock.

     Section 2.03. Qualification in Foreign Jurisdictions. Except as set forth in Schedule 2.03, UNIDATA and each of its subsidiaries is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification or licensing necessary, except for any jurisdiction(s) in which the failure to so qualify would not have a material adverse effect upon UNIDATA.

     Section 2.04. Authority Relative to this Agreement. UNIDATA has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by UNIDATA and the consummation by UNIDATA of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of UNIDATA (other than the approval and adoption of the Merger by the holders of at least a majority of the outstanding shares of UNIDATA Common Stock entitled to vote in accordance with the Colorado Law and UNIDATA's Articles of Organization and By-laws) are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of UNIDATA has determined that it is advisable and in the best interest of UNIDATA's stockholders for UNIDATA to enter into a merger with VMARK upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by UNIDATA and, assuming the due authorization, execution and delivery by VMARK, constitutes a legal, valid and binding obligation of UNIDATA enforceable in accordance with its terms.

     Section 2.05. No Conflict: Required Filings and Consents.

          (a) Except as set forth on Schedule 2.05(a), the execution and delivery of this Agreement by UNIDATA does not, and the performance of this Agreement by UNIDATA will not, (i) conflict with or violate the Articles of Incorporation or By-laws of UNIDATA, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to UNIDATA or any of its subsidiaries or by which any of their respective properties is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default), or impair UNIDATA's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any UNIDATA Material Contract (as defined in Section 2.08), or (iv) result in the creation of a lien or encumbrance on any of the properties or assets of UNIDATA or any of its subsidiaries pursuant to any note, bond mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which UNIDATA or any of its subsidiaries is a party or by which UNIDATA or any of its subsidiaries, or any of their respective properties, is bound or affected, except in the case of clauses
     (ii), (iii) or (iv), for such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material adverse effect on UNIDATA.

          (b) The execution and delivery of this Agreement by UNIDATA does not, and the performance of this Agreement and the transactions contemplated hereby by UNIDATA will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws"), and the filing and recordation of appropriate merger or other documents as required by the Colorado Law and the Delaware Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay UNIDATA from performing its obligations under this Agreement, or would not otherwise have a material adverse effect upon UNIDATA.

     Section 2.06. Compliance; Permits.

          (a) Except as set forth on Schedule 2.06(a), UNIDATA and its subsidiaries are in compliance in all material respects with all foreign, Federal, state or local statutes, laws, ordinances, judgments, decrees, orders or governmental rules, regulations, policies and guidelines applicable to them, except where noncompliance would not have a material adverse effect upon UNIDATA. UNIDATA and its subsidiaries have not received any written notice from any governmental or regulatory authority or otherwise of any alleged violation or noncompliance.

          (b) Schedule 2.06(b) hereto sets forth a true and complete list of all licenses, permits and authorizations of governmental authorities held by UNIDATA or any of its subsidiaries which are material to their respective businesses (collectively, the "Authorizations"). UNIDATA and its subsidiaries are in material compliance with all Authorizations, and all of the Authorizations are, in all material respects, in full force and effect and valid and enforceable in accordance with their respective terms.

     Section 2.07. Financial Statements.

          (a) UNIDATA has delivered to VMARK audited, consolidated balance sheets of UNIDATA and its Subsidiaries as at June 30, 1995, June 30, 1996 and June 30, 1997 (the "UNIDATA Balance Sheet") and audited, consolidated statements of income and changes in financial position of UNIDATA and its Subsidiaries for the years then ended (collectively, the "UNIDATA Financial Statements"). Such financial statements and the notes thereto fairly present in all material respects the consolidated financial condition of UNIDATA and its Subsidiaries at the respective dates thereof and the results of operations for the periods then ended, and were prepared in accordance with the books and records of UNIDATA and its Subsidiaries in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods covered thereby.

     Section 2.08. Absence of Certain Changes or Events.

     Except as set forth on Schedule 2.08(b) or reflected in the UNIDATA Financial Statements, since June 30, 1997 through the date of this Agreement, UNIDATA has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Articles of Incorporation or By-laws of UNIDATA; (ii) any damage to, destruction or loss of any assets of UNIDATA or its subsidiaries, (whether or not covered by insurance) that could have a material adverse effect upon UNIDATA; (iii) any change by UNIDATA in its accounting methods, principles or practices, (iv) any revaluation by UNIDATA of any of its assets, including, without limitation, the writing down of the value of capitalized software or inventory or the writing off of promissory notes or accounts receivable other than in the ordinary course of business in amounts that would not individually or in the aggregate have a material adverse effect on UNIDATA or as reflected in the UNIDATA Financial Statements, (v) any sale of a material amount of property or assets of UNIDATA or its subsidiaries, or (vi) any other action or event that would have required the consent of VMARK pursuant to Section 4.01 had such action or event occurred after the date of this Agreement.

     Section 2.09. Material Contracts.

          (a) Schedule 2.09(a) sets forth for UNIDATA and its subsidiaries a true and complete list of (i) (A) all contracts with respect to which UNIDATA or any of its subsidiaries have any liability or obligation, contingent or otherwise, involving more than $100,000 other than agreements with customers, end users, distributors, computer manufacturers or VARs that are in the ordinary course of business of UNIDATA as of the date hereof; or which place any material limitations on the method of conducting or scope of their respective businesses; (B) all contracts of UNIDATA or any of its subsidiaries pursuant to which benefits accrue to the other parties to such contracts as a result of the Merger; (C) all contracts of UNIDATA and its subsidiaries with their respective directors, officers, employees, agents or consultants, or their "affiliates", as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended

     (the "Exchange Act"); (D) all agreements, contracts or instruments to which UNIDATA or any of its subsidiaries is a party relating to the borrowing of money, or the guaranty of any obligation for the borrowing of money; (E) all agreements relating to any securities of UNIDATA and its subsidiaries or rights in connection therewith, and (ii) all agreements which, as of the date hereof, would be required to be filed by UNIDATA with the Securities Exchange Commission (the "SEC"), assuming UNIDATA were subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, pursuant to the requirements of the Exchange Act as "material contracts" ((i) and (ii) being collectively referred to as the "UNIDATA Material Contracts")). Neither UNIDATA nor any of its subsidiaries is a party to any contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Schedule 2.09(a).

          (b) UNIDATA Material Contracts set forth the entire arrangement and understanding between UNIDATA and its subsidiaries and the respective third parties with respect to the subject matter thereof, and, except as indicated on Schedule 2.09(a), there have been no material amendments or side or supplemental arrangements to or in respect of any UNIDATA Material Contract. UNIDATA has made available for review by VMARK and its representatives true and correct copies of all UNIDATA Material Contracts as currently in effect, and will furnish any further information that VMARK may reasonably request in connection therewith. To the knowledge of UNIDATA, each UNIDATA Material Contract is valid and in full force and effect and UNIDATA and its subsidiaries have each performed all material obligations required to be performed thereunder. Except as set forth on
     Schedule 2.09(a), UNIDATA and its subsidiaries are not in default under or in breach or violation of any material term of any UNIDATA Material Contract and, to the knowledge of UNIDATA, no third party is in default under any material provision of any UNIDATA Material Contract, except, in each such case, for such defaults, breaches or violations which would not, individually or in the aggregate, have a material adverse effect on UNIDATA.

     Section 2.10. Accounts Receivable. The accounts receivable of UNIDATA reflected on the UNIDATA Balance Sheet are bona fide claims against debtors and, to the knowledge of UNIDATA, are collectible in full in the ordinary course of business subject to any amounts reserved on said balance sheet for doubtful accounts, except for any amounts the failure of which to collect would not have, individually or in the aggregate, a material adverse effect on UNIDATA.

     Section 2.11. No Undisclosed Liabilities. Except as set forth on Schedule 2.11, neither UNIDATA nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of UNIDATA and its subsidiaries, taken as a whole, except (a) liabilities adequately provided for in the UNIDATA Balance Sheet, (b) contractual liabilities incurred in the ordinary course of business and not required under GAAP to be reflected on the UNIDATA Balance Sheet, (c) liabilities incurred in connection with this Agreement, or (d) other liabilities incurred since June 30, 1997 in the ordinary course of business.

     Section 2.12. Absence of Litigation. Except as set forth on Schedule 2.12, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of UNIDATA, overtly threatened against UNIDATA or any of its subsidiaries, or any properties or rights of UNIDATA or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a material adverse effect upon UNIDATA.

     Section 2.13. Employee Benefit Plans; Employment Agreements.

          (a) Schedule 2.13(a) sets forth a true and complete list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other bonus, stock option, stock right, stock appreciation right, stock purchase, incentive compensation, deferred compensation, supplemental retirement, severance, salary continuation, death benefit, hospitalization, medical, dental, vision, life insurance, disability, tuition, education or legal assistance, dependent care assistance, day care, cafeteria, and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise (i) which are for the benefit of, or relating to, any employee of UNIDATA, any trade or business (whether or not incorporated) which is or was a member of a controlled group including UNIDATA or which is under common control with UNIDATA within the meaning of Section 414 of the Code (each a "UNIDATA ERISA Affiliate"), or any subsidiary of UNIDATA, (ii) which are currently maintained, administered, or contributed to by UNIDATA or any UNIDATA ERISA Affiliate, or (iii) under which UNIDATA or any UNIDATA ERISA Affiliate has any present or future obligations (including each plan with respect to which UNIDATA or a UNIDATA ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or
     Section 4212(c) of ERISA (together, the "UNIDATA Employee Plans"), excluding agreements with former employees under which UNIDATA and its subsidiaries have no remaining obligations.

          A true and complete copy of each such written UNIDATA Employee Plan that covers employees or former employees of UNIDATA, including each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such UNIDATA Employee Plan, has been delivered to VMARK. In addition, with respect to each such UNIDATA Employee Plan which is an employee benefit plan as defined in Section 3(3) of ERISA, UNIDATA has delivered to VMARK the three most recently filed Federal Forms 5500, the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, and all other material employee communications with respect to each such employee benefit plan.

          (b) Except as set forth on Schedule 2.13(b).

             (i) none of the UNIDATA Employee Plans (A) promises or provides (or previously promised or provided) retiree medical or other retiree welfare benefits to any person, except as required in Section 4980B of the Code (nor has UNIDATA or any UNIDATA ERISA Affiliate ever maintained such a plan), (B) is subject to Title IV of ERISA or the funding requirements of Section 412 of the Code, or (C) is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA;

             (ii) to UNIDATA's knowledge, there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code (other than any such transaction which is exempt under Section 408 of ERISA or 4975 of the Code, respectively), with respect to any UNIDATA Employee Plan, which could result, directly or indirectly, in any material liability of UNIDATA or any UNIDATA ERISA Affiliate;

             (iii) all UNIDATA Employee Plans that cover or have covered employees or former employees of UNIDATA have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the Code), orders, or governmental rules and regulations in effect with respect thereto, and UNIDATA and the UNIDATA ERISA Affiliates have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the UNIDATA Employee Plans;

             (iv) each UNIDATA Employee Plan that covers or has covered employees or former employees of UNIDATA and is intended to qualify under Section 401(a) of the Code and each trust established pursuant to each such UNIDATA Employee Plan that is intended to qualify under
        Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, a copy of which has been delivered to VMARK, and, to the knowledge of UNIDATA, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such UNIDATA Employee Plan;

             (v) UNIDATA and the UNIDATA ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each UNIDATA Employee Plan and applicable law or required to be paid as expenses under such UNIDATA Employee Plan;

             (vi) there has been no amendment to, written interpretation of or announcement (whether or not written) by UNIDATA or any of its UNIDATA ERISA Affiliates relating to, or change in employee participation, coverage or benefits under, any UNIDATA Employee Plan that covers or has covered employees or former employees of UNIDATA that would increase materially the expense of maintaining such UNIDATA Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof;

             (vii) there is no contract, agreement, plan or arrangement covering any employee, former employee, director or agent of UNIDATA or any UNIDATA ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code;

             (viii) no employee, former employee, director or agent of UNIDATA will become entitled to any bonus, retirement, severance or similar benefit or enhanced or accelerated benefit as a result of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events);

             (ix) there is no suit, action, dispute, claim, arbitration or legal, administrative, or other proceeding or governmental investigation pending, or, to the best knowledge of UNIDATA, threatened, alleging any breach of the terms of any UNIDATA Employee Plan or of any fiduciary duties thereunder or violation of any applicable law with respect to any such UNIDATA Employee Plan;

             (x) with respect to any UNIDATA Employee Plan that is self-funded (in whole or in part), no material claims have been made that have not yet been paid and, to the best knowledge of UNIDATA, no injury, sickness, or other medical condition has been incurred with respect to which material claims may be made pursuant to such UNIDATA Employee Plan (such disclosure to include the amount thereof);

             (xi) UNIDATA does not maintain or have any obligation to contribute to any "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code) or to any "group health plan," within the meaning of Section 5001(b)(1) of the Code, that is funded by any method other than by UNIDATA's purchase of one or more insurance contracts;

             (xii) since January 1, 1980, neither UNIDATA nor any UNIDATA ERISA Affiliate has made or been obligated to make any contributions, or has otherwise participated in, any employee benefit plan which is a multiemployer plan as defined under Section 3(37) or Section 4001(a)(3) of ERISA.

          (c) Schedule 2.13(c) sets forth a true and complete list of each outstanding option to purchase UNIDATA Common Stock as of the date hereof, together with the identity of the holder of such option, the number of shares of UNIDATA Common Stock subject to such option, the date of grant of such option, the extent to which such option is or will become vested, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Schedule 2.13(c) also sets forth the total number of such ISOs and such nonqualified options.

          (d) UNIDATA has made available for review by VMARK and its representatives and Schedule 2.13(d) sets forth a list of (i) true and complete copies of all employment agreements with officers and Directors of UNIDATA; (ii) true and complete copies of all agreements with consultants where UNIDATA has obligations to make annual cash payments in an amount exceeding $25,000; (iii) a schedule listing all officers of UNIDATA who have executed a non-competition agreement with UNIDATA; (iv) true and complete copies of all severance agreements, programs and policies of UNIDATA with or relating to its employees, excluding programs and policies required to be maintained by law; and (v) true and complete copies of all plans, programs, agreements and other arrangements of UNIDATA with or relating to its employees which contain change in control provisions.

     Section 2.14. Labor Matters. Except as set forth on Schedule 2.14, (i) there are no controversies pending or, to the knowledge of UNIDATA, threatened, between UNIDATA or its subsidiaries and any of their respective employees or former employees, which controversies would have a material adverse effect upon UNIDATA; (ii) neither UNIDATA nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by UNIDATA or its subsidiaries nor does UNIDATA or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither UNIDATA nor any of its subsidiaries is subject to any labor strike, slowdown, work stoppage, lockout, or, to the knowledge of UNIDATA, threats thereof, by or with respect to any employees of UNIDATA or any of its subsidiaries.

     Section 2.15. Restrictions on Business Activities. Except for this Agreement or as set forth on Schedule 2.15, there is no material agreement, judgment, injunction, order or decree binding upon UNIDATA or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of UNIDATA or any of its subsidiaries, the acquisition of property by UNIDATA or any of its subsidiaries or the conduct of business by UNIDATA or any of its subsidiaries as currently conducted or as proposed to be conducted by UNIDATA.

     Section 2.16. Real Property.

          (a) Schedule 2.16(a) describes each interest in real property owned by UNIDATA and its subsidiaries, including the location and a brief description thereof, the mortgagee of such property and the principal terms of such mortgage. UNIDATA and each if its subsidiaries have good and marketable title to all such property, free and clear of all liens, other than the mortgages listed on Schedule 2.16(a) and except for liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually, or in the aggregate, would not have a material adverse effect on UNIDATA or any of its subsidiaries. UNIDATA and its subsidiaries enjoy peaceful and quiet possession of their respective real property in all material respects and have not received any notice asserting the existence of a default under any such mortgage.

          (b) Schedule 2.16(b) describes each interest in real property leased by UNIDATA and its subsidiaries, including the location and a brief description thereof, the lessor of such leased property and the principal terms of each lease or any other arrangement under which such property is leased. UNIDATA and its subsidiaries enjoy peaceful and quiet possession of their respective leased premises in all material respects and have not received any notice asserting the existence of a default under any such leasehold and are not aware of any default by the landlord of any such leased premises of any material term of the applicable lease.

     Section 2.17. Taxes.

          (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local or foreign taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of taxes, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, estimated, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, premiums, windfall profits, transfer and gains taxes, and
     (ii) interest, penalties, and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, declarations, information statements, refund claims, amended returns, or other statements with respect to Taxes and schedules and attachments thereto, including, without limitation, consolidated, combined and unitary tax returns.

          (b) Except as set forth on Schedule 2.17(b), UNIDATA and its subsidiaries have timely filed all Tax Returns required to be filed by them, and UNIDATA and its subsidiaries have paid and discharged all material Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other material Taxes when due, and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which UNIDATA is maintaining reserves to the extent currently required in all respects adequate for their payment. As of the time of filing, all Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) complete and correct in all material respects. UNIDATA and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely withheld from employee wages or other payments to creditors or independent contractors and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. Except as set forth on Schedule 2.17(b) no notice of claim has ever been made by a government authority in a jurisdiction where UNIDATA does not file Returns that it is or may be subject to Taxes in that jurisdiction. UNIDATA and each of its subsidiaries have disclosed to the relevant taxing authority any position taken where the failure to make such disclosure would enable the taxing authority to subject such person to penalties or additions to tax that would have a material adverse effect upon UNIDATA. Neither the IRS nor any other taxing authority or agency is now asserting or, to UNIDATA's knowledge, is threatening to assert against UNIDATA or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which an adequate reserve (in conformity with GAAP) has been established, as set forth in the UNIDATA Financial Statements. Neither UNIDATA nor any of its subsidiaries is currently being audited by any taxing authority. There are no Tax liens on any assets of UNIDATA or any of its subsidiaries. No extension or waiver of a statute of limitations with respect to assessment of Taxes is currently in effect for UNIDATA or any of its subsidiaries. The accruals and reserves for Taxes reflected in UNIDATA Balance Sheet are in all material respects adequate to cover all Taxes accruable and unpaid through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP, consistently applied with past practice. Neither UNIDATA nor any of its subsidiaries is required to include in income (i) any amount in respect of any adjustment under Sections 263A or 481 of the Code, or (ii) any installment sale gain. UNIDATA is not a party to any joint venture, partnership, or other arrangement or contract treated as a partnership for Federal income tax purposes. No material issues have been raised by the relevant taxing authorities on audit that are of a recurring nature and that would have a material adverse effect upon the Taxes of UNIDATA or any of its subsidiaries. UNIDATA has made available for inspection all Tax Returns of UNIDATA and its subsidiaries for which the applicable statute of limitations has not expired. All material elections with respect to Taxes affecting UNIDATA or its subsidiaries as of the date hereof are set forth on Schedule 2.17(b).

          (c) Except as set forth on Schedule 2.17(c), neither UNIDATA nor any of its subsidiaries is a party to any agreement, contract or arrangement, including this Agreement, that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of
     Section 280G of the Code. Neither UNIDATA nor any of its subsidiaries owns stock in a passive foreign investment company within the meaning of Section 1296 of the Code. None of UNIDATA or its subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of any asset owned by UNIDATA or any of its subsidiaries. Except as set forth on Schedule 2.17(c), no property used by UNIDATA or its subsidiaries is property that UNIDATA or any such subsidiary is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as it existed prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Except as provided on Schedule 2.17(c), neither UNIDATA nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for Federal or state income tax purposes could be affected by the transactions contemplated hereunder. Except as provided on Schedule 2.17(c), neither UNIDATA nor any of its subsidiaries has entered into any intercompany transaction within the meaning of Section 1.1502-13(b)(1) of the United States Treasury Regulations as to which deferred gains or loss has not been restored. Except as provided on Schedule 2.17(c), no excess loss account within the meaning of Section 1.1502-19(a)(2) of the United States Treasury Regulations exists with respect to the stock of any of its subsidiaries. Except as set forth on Schedule 2.17(c), UNIDATA does not have and has not had a branch in any foreign country. UNIDATA has provided to VMARK or its representatives copies of all tax allocation or tax sharing agreements to which it is a party, all of which are listed on Schedule 2.17(c), and UNIDATA is not liable for the Taxes of any other person or entity under United States Treasury Regulation Section 1.1502-6 (or any similar provision of state, foreign or local law), or as a transferee or successor, or by contract, or otherwise, except for Taxes of any subsidiaries that are members at the time of closing of an affiliated group within the meaning of
     Section 1504(a) of which UNIDATA is the common parent or Taxes which, in the aggregate, are not expected to be a material amount.

          (d) The Merger is intended to qualify as a reorganization under
     Section 368(a)(1)(A) of the Code. In respect thereof, the following representations are made: (i) there is no plan or intention on the part of any shareholder of UNIDATA that owns 1% or more of the stock of UNIDATA, and, to the best knowledge of management of UNIDATA, there is no plan or intention on the part of any one or more of the shareholders of UNIDATA that individually hold less than one percent of UNIDATA's outstanding Shares to sell, exchange, or otherwise dispose of a number of shares of VMARK stock received in the Merger that would reduce the ownership of VMARK stock by all holders of UNIDATA Common Stock, in the aggregate, to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Shares as of the same date; for purposes of this representation (A) Shares exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of VMARK stock will be treated as outstanding Shares on the Effective Time, and (B) Shares and shares of VMARK stock held by UNIDATA shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation; (ii) the liabilities of UNIDATA to be assumed by VMARK and the liabilities to which the transferred assets of UNIDATA are subject were incurred by UNIDATA in the ordinary course of business; (iii) UNIDATA is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; (iv) the fair market value of the assets of UNIDATA to be transferred to VMARK will equal or exceed the sum of the liabilities assumed by VMARK plus the amount of liabilities, if any, to which the transferred assets are subject; (v) there is no intercorporate indebtedness existing between UNIDATA and VMARK that was issued, acquired, or will be settled at a discount; (vi) UNIDATA operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Section 1.368-1(d) of the United States Treasury Regulations; and (vii) UNIDATA is not an "investment company" as defined in
     Section 368(a)(2)(F) of the Code.

     Section 2.18. Environmental Matters. Except as set forth on Schedule 2.18, UNIDATA and each of its subsidiaries (i) have obtained all material applicable permits, licenses and other authorization which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by UNIDATA or its subsidiaries (or their respective agents);
(ii) are in substantial compliance with all material terms and conditions of such required permits, licenses and authorization, and also are in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder;
(iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which would interfere with or prevent continued compliance with or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from UNIDATA's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste, and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by UNIDATA or its subsidiaries (or any of their respective agents) thereunder.

     Section 2.19. Brokers. Except for Broadview Associates, no investment bank, broker or finder is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UNIDATA. UNIDATA has heretofore furnished to VMARK true and complete copies of all agreements between UNIDATA and Broadview Associates pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     Section 2.20. Intellectual Property.

          (a) UNIDATA and its subsidiaries own, are licensed to use or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, UNIDATA Software (as defined below), and tangible or intangible proprietary information or material that are used in the business of UNIDATA and its subsidiaries as currently conducted. "UNIDATA Software" means computer software programs or applications (in both source code and object code form) and UNIDATA Documentation (as defined below) related thereto with respect to the source and object code thereof and all other aspects of all such programs, in each case including all present and predecessor versions and all works in progress relating to the correction, modification or enhancement of such programs. "UNIDATA Documentation" means the documentation, specifications and other written technical data (including without limitation all specifications and other documents necessary for the use and maintenance of the UNIDATA Software (such as user manuals, design specifications and installation guides), in each case including all present and predecessor versions and all works in progress in both machine-readable and human-readable form. Schedule 2.20(a) sets forth a true and complete list (without extensive or revealing descriptions) of the UNIDATA Software, the UNIDATA Documentation, registered and material unregistered trademarks, design marks and service marks, patents, registered copyrights, trade names and any applications therefor owned by UNIDATA and its subsidiaries (the "UNIDATA Intellectual Property Rights"), and specifies the jurisdictions in which each such UNIDATA Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of UNIDATA's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Schedule 2.20(a) sets forth a true and complete list of all material third-party patents, trademarks or copyrights (including software) (the "UNIDATA Third Party Intellectual Property Rights"), which are incorporated in, are, or form a part of, any UNIDATA software product with respect to which UNIDATA received in excess of $250,000 in the fiscal year ending June 30, 1997. Schedule 2.20(a) sets forth a true and complete list of (i) all material licenses, sublicenses and other agreements as to which UNIDATA is a party and pursuant to which any person is authorized to use any UNIDATA Intellectual Property Right, excluding those licenses, sublicenses or other agreements that are in the ordinary course of business of UNIDATA as of the date hereof, and (ii) all material licenses, sublicenses and other agreements as to which UNIDATA is a party and pursuant to which UNIDATA is authorized to use any UNIDATA Third Party Intellectual Property Rights which involve the payment of more than $100,000.

          (b) Except as set forth on Schedule 2.20(b), UNIDATA and its subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations hereunder, in violation of any license, sublicense or agreement described on Schedule 2.20(b), except for violations which would not, individually or in the aggregate, have a material adverse effect on UNIDATA. Except as set forth on Schedule 2.20(b), no claims with respect to UNIDATA Intellectual Property Rights, any trade secret material to UNIDATA, or UNIDATA Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such UNIDATA Third Party Intellectual Property Rights by or through UNIDATA or its subsidiaries, are currently pending or, to the knowledge of UNIDATA, threatened by any person or entity, nor does UNIDATA know of any valid grounds for any bona fide claims
     (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by UNIDATA or its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by UNIDATA or its subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in their respective businesses as currently conducted; (iii) challenging the ownership, validity or effectiveness of any of UNIDATA Intellectual Property Rights or other trade secret material to UNIDATA; or (iv) challenging UNIDATA's or its subsidiaries' license or legally enforceable right to make use of UNIDATA Third Party Intellectual Rights. To UNIDATA's knowledge, all patents, registered trademarks, maskworks and copyrights held by UNIDATA and its subsidiaries are valid and subsisting. Except as set forth on Schedule 2.20(b), to UNIDATA's knowledge, there is no material unauthorized use, infringement or misappropriation of any of UNIDATA Intellectual Property Right by any third party, including any employee or former employee of UNIDATA or any of its subsidiaries. Neither UNIDATA nor any of its subsidiaries has knowledge of any material infringement liability with respect to, or infringement by, UNIDATA or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright or another.

          (c) All UNIDATA Documentation (with the exception of user manuals distributed under license agreements) is located at the principal place of business of UNIDATA. All artwork, manuals, guides and other written and graphic material related to the Software are subject to copyrights owned by UNIDATA, except for such copyrights covering software owned by third parties which is embedded in or otherwise published with the UNIDATA Software pursuant to licenses from such third parties.

          (d) To the knowledge of UNIDATA, except as disclosed in Schedule 2.20(d), all copies of the source code for the UNIDATA Software are in UNIDATA's possession and control and no officers, employees, agents or actual or potential customers of UNIDATA, or any other third party, have any rights to or possess such source code.

          (e) To the knowledge of UNIDATA, there are no licenses or other authorizations not possessed by UNIDATA which are required for the Surviving Corporation to utilize, modify, market and distribute the UNIDATA Software and UNIDATA Documentation to the same extent as UNIDATA prior to the Effective Time.

          (f) Except as disclosed in Schedule 2.20(f), UNIDATA (i) has taken reasonable and appropriate actions to protect the secrecy and confidentiality of the source code for the UNIDATA Software and the non-public information included in the UNIDATA Documentation, and (ii) has not received any written notice of infringement or other complaint and does not otherwise have knowledge that its use or distribution of the UNIDATA Software or UNIDATA Documentation infringes or constitutes a misappropriation of rights under patents, copyrights, trade secrets, trade names, licenses, or any other proprietary or confidential rights of others. To the knowledge of UNIDATA, except as disclosed in Schedule 2.20(f), UNIDATA Intellectual Property Rights are presently protectable and are not part of the public domain or literature, nor have any material portion of any UNIDATA Intellectual Property Rights been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the material detriment of UNIDATA. All persons who have been involved in the development of the UNIDATA Softwareand UNIDATA Documentation since the inception of UNIDATA and, to the knowledge of UNIDATA, all persons who were involved in the development of the UNIDATA Software prior thereto, have executed invention, confidentiality and nondisclosure agreements covering source code and other non-public information included in the UNIDATA Documentation in the forms previously made available to VMARK.

          (g) Except as disclosed in Schedule 2.20(g), UNIDATA pays no royalty under any of UNIDATA Intellectual Property Rights and has the right to bring actions for the infringement thereof. To the knowledge of UNIDATA, the use, reproduction, distribution, sale, lease, or license of the UNIDATA Software and the UNIDATA Documentation does not violate or infringe any trademark, design mark, trade name, service mark, copyright, trade secret, know-how or patent of any other party.

     Section 2.21. Interested Party Transactions.  Except as set forth on
Schedule 2.21, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 2.22. Insurance. UNIDATA and its business, properties and/or employees are insured under the insurance policies set forth on Schedule 2.22, all of which are valid and in full force.

     Section 2.23. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of each class of UNIDATA Common Stock is the only vote of the holders of any class or series of UNIDATA's capital stock necessary under its Articles of Incorporation and By-laws to approve the Merger and the other transactions contemplated hereby.

     Section 2.24. Pooling Matters. Neither UNIDATA nor any of its subsidiaries or affiliates has, to UNIDATA's knowledge and based upon consultation with its independent certified public accountants, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by VMARK or any of its affiliates) would affect the ability of VMARK to account for the business combination to be effected by the Merger as a pooling of interests.

     Section 2.25. Other Negotiations. Except as set forth in Schedule 2.25, UNIDATA is not actively engaged in discussions or negotiations with any person or persons with respect to, and has not solicited or furnished any information to any person or persons who, to UNIDATA's knowledge, is currently contemplating negotiations or an offer regarding, a consolidation or merger or other business combination, recapitalization, liquidation, or similar transaction, or any other transaction which could be conditioned upon, or otherwise require, the termination of this Agreement.

     Section 2.26. Full Disclosure.

          (a) No statement contained in this Agreement or in any certificate or schedule furnished or to be furnished by or on behalf of UNIDATA or its subsidiaries to VMARK pursuant to this Agreement, when taken together with all other statements contained herein or in other certificates and schedules furnished pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

          (b) The information supplied by UNIDATA for inclusion or incorporation by reference in the joint proxy statement/prospectus to be sent to the stockholders of UNIDATA in connection with the meeting of the stockholders of UNIDATA to consider the Merger and related matters (the "UNIDATA Stockholders' Meeting") and to be sent to the stockholders of VMARK in connection with the meeting of the stockholders of VMARK to consider the Merger and related matters (the "VMARK Stockholders' Meeting" and together with the UNIDATA Stockholders' Meeting, the "Stockholders' Meetings") and relating to the VMARK Common Stock to be issued in connection with the Merger (such proxy statement/prospectus as amended or supplemented being hereinafter referred to as the "Joint Proxy Statement/Prospectus") and the Registration Statement (as defined in Section 5.01(a)) shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of UNIDATA Common Stock or holders of VMARK Common Stock, (iii) at the time of the UNIDATA Stockholders' Meeting or the VMARK Stockholder's Meeting and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to UNIDATA or any of its affiliates or its or their respective officers or directors should be discovered by UNIDATA which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, UNIDATA shall promptly inform VMARK of such event or circumstance.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF VMARK

     VMARK hereby represents and warrants to UNIDATA that the following is true and complete as of the date hereof:

     SECTION 3.01. Organization.

          (a) VMARK is a corporation duly organized, validly existing and in good standing under the laws of The State of Delaware. VMARK has full corporate power and authority to own, lease and operate its properties and to carry on its business as such business is now conducted and proposed to be conducted. The copies of the Certificate of Incorporation of VMARK, certified by the Secretary of State of The State of Delaware, and the By-laws of VMARK which have been delivered to UNIDATA by VMARK are true and complete copies thereof.

          (b) Subsidiaries. Except as set forth on Schedule 3.01(b), VMARK has no subsidiaries and does not, directly or indirectly, own or have the contractual right or obligation to acquire any equity interest in any other corporation, partnership, joint venture, trust or other business organization. VMARK is the record and beneficial owner of all of the capital stock of each of the corporations listed on Schedule 3.01(b). There are no outstanding options, warrants, convertible or exchangeable securities or other rights that would obligate VMARK to issue shares of capital stock in any of its subsidiaries. All shares of the capital stock of VMARK's subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all of such shares are owned by VMARK free and clear of all security interests, liens, claims, pledges, agreements, limitations of VMARK's voting rights, charges or other encumbrances of any nature whatsoever. Except as disclosed on Schedule 3.02, VMARK has not made any investment in, loan to, or advance of cash or other extension of credit to any person, other than in the ordinary course of its business.

     Section 3.02. Capitalization. The authorized capital stock of VMARK consists of 25,000,000 shares of VMARK Common Stock, of which 8,552,568 are currently issued and outstanding, and 10,000,000 shares of Preferred Stock, $.01 par value per share, of which none are currently issued and outstanding. All of the outstanding shares of capital stock of VMARK have been duly authorized, are validly issued, fully paid and non-assessable, and the holders thereof are not entitled to cumulative voting rights or preemptive rights. There are no obligations, contingent or otherwise, of VMARK or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of VMARK Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth on Schedule 3.02 or Schedule 3.14(c), there are no outstanding options to purchase or warrants, privileges or rights to subscribe to or purchase any shares of VMARK's capital stock or securities issued by VMARK convertible into or exchangeable for shares of VMARK's capital stock or other securities of VMARK or commitments, understandings or intentions to issue any additional shares or options, warrants, privileges or rights to subscribe for shares of VMARK's capital stock.

     Section 3.03. Qualification in Foreign Jurisdictions. VMARK and each of its subsidiaries is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification or licensing necessary, except for any jurisdiction(s) in which the failure to so qualify would not have a material adverse effect upon VMARK.

     Section 3.04. Authority Relative to this Agreement. VMARK has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by VMARK and the consummation by VMARK of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of VMARK (other than the approval and adoption of the Merger by the holders of at least 50% of the outstanding shares of VMARK Common Stock entitled to vote in accordance with the Delaware Law and VMARK's Certificate of

Incorporation and By-laws) are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of VMARK has determined that it is advisable and in the best interest of VMARK's stockholders for VMARK to enter into a merger with UNIDATA upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by VMARK and, assuming the due authorization, execution and delivery by UNIDATA, constitutes a legal, valid and binding obligation of VMARK, enforceable in accordance with its terms.

     Section 3.05. No Conflict: Required Filings and Consents.

          (a) Except as set forth on Schedule 3.05(a), the execution and delivery of this Agreement by VMARK does not, and the performance of this Agreement by VMARK will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of VMARK; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to VMARK or any of its subsidiaries or by which any of their respective properties is bound or affected; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair VMARK's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any VMARK Material Contract (as defined in Section 3.08); or (iv) result in the creation of a lien or encumbrance on any of the properties or assets of VMARK or any of its subsidiaries pursuant to, any note, bond mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which VMARK or any of its subsidiaries is a party or by which VMARK or any of its subsidiaries, or any of their respective properties, is bound or affected, except in the case of clauses (ii), (iii) and (iv) for such breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material adverse effect upon VMARK.

          (b) The execution and delivery of this Agreement by VMARK does not, and the performance of this Agreement and the transactions contemplated hereby by VMARK will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the filing and recordation of appropriate merger or other documents as required by the Delaware Law and the Colorado Law, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay VMARK from performing its obligations under this Agreement, or would not otherwise have a material adverse effect on VMARK.

     Section 3.06. Compliance; Permits.

          (a) Except as set forth on Schedule 3.06(a), VMARK and its subsidiaries are in compliance in all material respects with all foreign, Federal, state or local statutes, laws, ordinances, judgments, decrees, orders or governmental rules, regulations, policies and guidelines applicable to them, except where noncompliance would not have a material adverse effect upon VMARK. VMARK and its subsidiaries have not received any written notice from any governmental or regulatory authority or otherwise of any alleged violation or noncompliance.

          (b) Schedule 3.06(b) hereto sets forth a true and complete list of all licenses, permits and authorizations of governmental authorities held by VMARK or any of its subsidiaries which are material to their respective businesses (collectively, the "VMARK Authorizations"). VMARK and its subsidiaries are in material compliance with all VMARK Authorizations, and all of the VMARK Authorizations are, in all material respects, in full force and effect and valid and enforceable in accordance with their respective terms.

     Section 3.07. SEC Filings.

          (a) VMARK has filed all forms, reports and documents required to be filed with the SEC since the date VMARK first registered the VMARK Common Stock under the Exchange Act and has delivered to UNIDATA true and complete copies of (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and 1996, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended

     March 31 and June 30, 1997 (iii) all proxy statements relating to VMARK's meetings of stockholders (whether annual or special) held since June 1, 1996, (iv) all other reports (other than those on Form 10-Q filed prior to December 31, 1996) or registration statements filed by VMARK with the SEC since June 1, 1996, and (v) all amendments, supplements and exhibits (including, without duplication, exhibits incorporated by reference) to all such reports and registration statements (collectively, the "VMARK SEC Reports"). The VMARK SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading. None of VMARK's subsidiaries is required to file any forms, reports or other documents with the SEC.

     Section 3.08. Financial Statements. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the VMARK SEC Reports was prepared in accordance with SEC requirements and such consolidated financial statements (including the notes thereto) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented in all material respects the consolidated financial position of VMARK and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not in the aggregate material in amount.

     Section 3.09. Absence of Certain Changes or Events.  Except as set forth on
Schedule 3.09, since June 30, 1997 through the date of this Agreement, VMARK has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Certificate of Incorporation or By-laws of VMARK; (ii) any damage to, destruction or loss of any assets of VMARK or its subsidiaries, (whether or not covered by insurance) that could have a material adverse effect upon VMARK; (iii) any change by VMARK in its accounting methods, principles or practices; (iv) any revaluation by VMARK of any of its assets, including, without limitation, the writing down of the value of capitalized software or inventory or the writing off of promissory notes or accounts receivable other than in the ordinary course of business in amounts that would not individually or in the aggregate have a material adverse effect on VMARK;
(v) any sale of a material amount of property or assets of VMARK or its subsidiaries; or (vi) any other action or event that would have required the consent of UNIDATA pursuant to Section 4.01 had such action or event occurred after the date of this Agreement.

     Section 3.10. Material Contracts.

          (a) Schedule 3.10(a) sets forth for VMARK and its subsidiaries a true and complete list of (i) (A) all contracts with respect to which VMARK or any of its subsidiaries have any liability or obligation, contingent or otherwise, involving more than $100,000 other than agreements with customers, end users, distributors, computer manufacturers or VARs that are in the ordinary course of business of VMARK as of the date hereof; or which place any material limitations on the method of conducting or scope of their respective businesses; (B) all contracts of VMARK or any of its subsidiaries pursuant to which benefits accrue to the other parties to such contracts as a result of the Merger; (C) all contracts of VMARK and its subsidiaries with their respective directors, officers, employees, agents or consultants, or their "affiliates", as defined in Rule 12b-2 under the Exchange Act; (D) all agreements, contracts or instruments to which VMARK or any of its subsidiaries is a party relating to the borrowing of money, or the guaranty of any obligation for the borrowing of money; (E) all agreements relating to any securities of VMARK and its subsidiaries or rights in connection therewith, and (ii) all agreements which, as of the date hereof, would be required to be filed by VMARK with the SEC pursuant to the requirements of the Exchange Act as "material contracts" ((i) and (ii) being collectively referred to as the "VMARK Material Contracts")). Neither VMARK nor any of its subsidiaries is a party to any contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Schedule 3.10(a).

          (b) VMARK Material Contracts set forth the entire arrangement and understanding between VMARK and its subsidiaries and the respective third parties with respect to the subject matter thereof, and, except as indicated on Schedule 3.10(a), there have been no material amendments or side or supplemental arrangements to or in respect of any VMARK Material Contract. VMARK has made available for review by UNIDATA and its representatives true and correct copies of all VMARK Material Contracts as currently in effect, and will furnish any further information that UNIDATA may reasonably request in connection therewith. To the knowledge of VMARK, each VMARK Material Contract is valid and in full force and effect and VMARK and its subsidiaries have each performed all material obligations required to be performed thereunder. Except as set forth on Schedule 3.10(a), VMARK and its subsidiaries are not in default under or in breach or violation of any material term of any VMARK Material Contract and, to the knowledge of VMARK, no third party is in default under any material provision of any VMARK Material Contract, except, in each such case, for such defaults, breaches or violations which would not, individually or in the aggregate, have a material adverse effect on VMARK.

     Section 3.11. Accounts Receivable. The accounts receivable of VMARK reflected on the balance sheet included in the most recently filed VMARK SEC Report are bona fide claims against debtors and, to the knowledge of VMARK, are collectible in full in the ordinary course of business subject to any amounts reserved on said balance sheet for doubtful accounts, except for any amounts the failure of which to collect would not have, individually or in the aggregate, a material adverse effect on VMARK.

     Section 3.12. No Undisclosed Liabilities. Except as set forth on Schedule 3.12, neither VMARK nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of VMARK and its subsidiaries, taken as a whole, except (a) liabilities adequately provided for in the VMARK Balance Sheet, (b) contractual liabilities incurred in the ordinary course of business and not required under GAAP to be reflected on the VMARK Balance Sheet, (c) liabilities incurred in connection with this Agreement, or (d) other liabilities incurred since June 30, 1997 in the ordinary course of business.

     Section 3.13. Absence of Litigation. Except as set forth on Schedule 3.13, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of VMARK, overtly threatened against VMARK or any of its subsidiaries, or any properties or rights of VMARK or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could have a material adverse effect upon VMARK.

     Section 3.14. Employee Benefit Plans; Employment Agreements.

          (a) Schedule 3.14(a) sets forth a true and complete list of all employee benefit plans (as defined in Section 3(3) of ERISA) and any other bonus, stock option, stock right, stock appreciation right, stock purchase, incentive compensation, deferred compensation, supplemental retirement, severance, salary continuation, death benefit, hospitalization, medical, dental, vision, life insurance, disability, tuition, education or legal assistance, dependent care assistance, day care, cafeteria, and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise (i) which are for the benefit of, or relating to, any employee of VMARK, any trade or business (whether or not incorporated) which is or was a member of a controlled group including VMARK or which is under common control with VMARK within the meaning of
     Section 414 of the Code (each a "VMARK ERISA Affiliate"), or any subsidiary of VMARK, (ii) which are currently maintained, administered, or contributed to by VMARK or any VMARK ERISA Affiliate, or (iii) under which VMARK or any VMARK ERISA Affiliate has any present or future obligations (including each plan with respect to which VMARK or a VMARK ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or
     Section 4212(c) of ERISA (together, the "VMARK Employee Plans"), excluding agreements with former employees under which VMARK and its subsidiaries have no remaining obligations.

          A true and complete copy of each such written VMARK Employee Plan that covers employees or former employees of VMARK, including each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such VMARK Employee Plan, has been delivered to UNIDATA. In addition, with respect to each such VMARK Employee Plan which is an employee benefit plan as defined in Section 3(3) of ERISA, VMARK has delivered to UNIDATA the three most recently filed Federal Forms 5500, the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, and all other material employee communications with respect to each such employee benefit plan.

        (b) Except as set forth on Schedule 3.14(b).

             (i) none of the VMARK Employee Plans (A) promises or provides (or previously promised or provided) retiree medical or other retiree welfare benefits to any person, except as required in Section 4980B of the Code (nor has VMARK or any VMARK ERISA Affiliate ever maintained such a plan), (B) is subject to Title IV of ERISA or the funding requirements of Section 412 of the Code, or (C) is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA;

             (ii) to VMARK's knowledge, there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code (other than any such transaction which is exempt under Section 408 of ERISA or 4975 of the Code, respectively), with respect to any VMARK Employee Plan, which could result, directly or indirectly, in any material liability of VMARK or any VMARK ERISA Affiliate;

             (iii) all VMARK Employee Plans that cover or have covered employees or former employees of VMARK have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the Code), orders, or governmental rules and regulations in effect with respect thereto, and VMARK and the VMARK ERISA Affiliates have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the VMARK Employee Plans;

             (iv) each VMARK Employee Plan that covers or has covered employees or former employees of VMARK and is intended to qualify under Section 401(a) of the Code and each trust established pursuant to each such VMARK Employee Plan that is intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, a copy of which has been delivered to UNIDATA, and, to the knowledge of VMARK, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such VMARK Employee Plan;

             (v) VMARK and the VMARK ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each VMARK Employee Plan and applicable law or required to be paid as expenses under such VMARK Employee Plan;

             (vi) there has been no amendment to, written interpretation of or announcement (whether or not written) by VMARK or any of its VMARK ERISA Affiliates relating to, or change in employee participation, coverage or benefits under, any VMARK Employee Plan that covers or had covered employees or former employees of VMARK that would increase materially the expense of maintaining such VMARK Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof;

             (vii) there is no contract, agreement, plan or arrangement covering any employee, former employee, director or agent of VMARK or any VMARK ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code;

             (viii) no employee, former employee, director or agent of VMARK will become entitled to any bonus, retirement, severance or similar benefit or enhanced or accelerated benefit as a result of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events);

             (ix) there is no suit, action, dispute, claim, arbitration or legal, administrative, or other proceeding or governmental investigation pending, or, to the best knowledge of VMARK, threatened, alleging any breach of the terms of any VMARK Employee Plan or of any fiduciary duties thereunder or violation of any applicable law with respect to any such VMARK Employee Plan;

             (x) with respect to any VMARK Employee Plan that is self-funded (in whole or in part), no material claims have been made that have not yet been paid and, to the best knowledge of VMARK, no injury, sickness, or other medical condition has been incurred with respect to which material claims may be made pursuant to such VMARK Employee Plan (such disclosure to include the amount thereof);

             (xi) VMARK does not maintain or have any obligation to contribute to any "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code) or to any "group health plan," within the meaning of Section 5001(b)(1) of the Code, that is funded by any method other than by VMARK's purchase of one or more insurance contracts;

             (xii) since January 1, 1980, neither VMARK nor any VMARK ERISA Affiliate has made or been obligated to make any contributions, or has otherwise participated in, any employee benefit plan which is a multiemployer plan as defined under Section 3(37) or Section 4001(a)(3) of ERISA.

          (c) Schedule 3.14(c) sets forth a true and complete list of each outstanding option to purchase VMARK Common Stock as of the date hereof, together with the identity of the holder of such option, the number of shares of VMARK Common Stock subject to such option, the date of grant of such option, the extent to which such option is or will become vested, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an ISO within the meaning of Section 422(b) of the Code, and the expiration date of such option. Schedule 3.14(c) also sets forth the total number of such ISOs and such nonqualified options.

          (d) VMARK has made available for review by UNIDATA and its representatives and Schedule 3.14(d) sets forth a list of (i) true and complete copies of all employment agreements with officers and Directors of VMARK; (ii) true and complete copies of all agreements with consultants where VMARK has obligations to make annual cash payments in an amount exceeding $25,000; (iii) a schedule listing all officers of VMARK who have executed a non-competition agreement with VMARK; (iv) true and complete copies of all severance agreements, programs and policies of VMARK with or relating to its employees, excluding programs and policies required to be maintained by law; and (v) true and complete copies of all plans, programs, agreements and other arrangements of VMARK with or relating to its employees which contain change in control provisions.

     Section 3.15. Labor Matters. Except as set forth on Schedule 3.15, (i) there are no controversies pending or, to the knowledge of VMARK, threatened, between VMARK or its subsidiaries and any of their respective employees or former employees, which controversies would have a material adverse effect upon VMARK; (ii) neither VMARK nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by VMARK or its subsidiaries nor does VMARK or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither VMARK nor any of its subsidiaries is subject to any labor strike, slowdown, work stoppage, lockout, or, to the knowledge of VMARK, threats thereof, by or with respect to any employees of VMARK or any of its subsidiaries.

     Section 3.16. Restrictions on Business Activities. Except for this Agreement or as set forth on Schedule 3.16, there is no material agreement, judgment, injunction, order or decree binding upon VMARK or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of VMARK or any of its subsidiaries, the acquisition of property by VMARK or any of its subsidiaries or the conduct of business by VMARK or any of its subsidiaries as currently conducted or as proposed to be conducted by VMARK.

     Section 3.17. Real Property.

          (a) Schedule 3.17(a) describes each interest in real property owned by VMARK and its subsidiaries, including the location and a brief description thereof, the mortgagee of such property and the principal terms of such mortgage. VMARK and each if its subsidiaries have good and marketable title to all such property, free and clear of all liens, other than the mortgages listed on Schedule 3.17(a) and except for liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually, or in the aggregate, would not have a material adverse effect on VMARK or any of its subsidiaries. VMARK and its subsidiaries enjoy peaceful and quiet possession of their respective real property in all material respects and have not received any notice asserting the existence of a default under any such mortgage.

          (b) Schedule 3.17(b) describes each interest in real property leased by VMARK and its subsidiaries, including the location and a brief description thereof, the lessor of such leased property and the principal terms of each lease or any other arrangement under which such property is leased. VMARK and its subsidiaries enjoy peaceful and quiet possession of their respective leased premises in all material respects and have not received any notice asserting the existence of a default under any such leasehold and are not aware of any default by the landlord of any such leased premises of any material term of the applicable lease.

     Section 3.18. Taxes.

          (a) Except as set forth on Schedule 3.18(a), VMARK and its subsidiaries have timely filed Tax Returns required to be filed by them, and VMARK and its subsidiaries have paid and discharged all material Taxes due in connection with or with respect to the filing of all Tax Returns and have paid all other material Taxes when due, and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which VMARK is maintaining reserves to the extent currently required in all respects adequate for their payment. As of the time of filing, all Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) complete and correct in all material respects. VMARK and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have timely withheld from employee wages or other payments to creditors or independent contractors and paid over to the proper government authorities all amounts required to be so withheld and paid over. Except as set forth on Schedule 3.18(a), no notice of claim has ever been made by a government authority in a jurisdiction where VMARK does not file Tax Returns that it is or may be subject to Taxes in that jurisdiction. VMARK and each of its subsidiaries have disclosed to the relevant taxing authority any position taken where the failure to make such disclosure would enable the taxing authority to subject such person to penalties or additions to tax that would have a material adverse effect upon VMARK. Neither the IRS nor any other taxing authority or agency is now asserting or, to VMARK's knowledge, is threatening to assert against VMARK or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which an adequate reserve (in conformity with GAAP) has been established, as set forth in the financial statements included in the most recently filed VMARK SEC Report. Neither VMARK nor any of its subsidiaries is currently being audited by any taxing authority. There are no tax liens on any assets of VMARK or any subsidiary. No extension or waiver of a statute of limitations with respect to assessment of Taxes is currently in effect for VMARK or any of its subsidiaries. The accruals and reserves for Taxes reflected in the VMARK Balance Sheet are in all material respects adequate to cover all Taxes accruable and unpaid through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP, consistently applied with past practice. Neither VMARK nor any of its subsidiaries is required to include in income (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain. VMARK is not a party to any joint venture, partnership, or other arrangement or contract treated as a partnership for Federal income tax purposes. No material issues have been raised by the relevant taxing authorities on audit that are of a recurring nature and that would have a material adverse effect upon the Taxes of VMARK or any of its subsidiaries. VMARK has made available for inspection all Tax Returns of VMARK and its subsidiaries for which the applicable statute of limitations has not expired. All material elections with respect to Taxes affecting VMARK or its subsidiaries as of the date hereof are set forth on Schedule 3.18 (a).

          (b) None of VMARK or its subsidiaries has filed a consent pursuant to
     Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of any asset owned by VMARK or any of its subsidiaries. Except as set forth on Schedule 3.18(b), neither VMARK nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for Federal or state income tax purposes could be affected by the transactions contemplated hereunder. Except as set forth on Schedule 3.18(b), neither VMARK nor any of its subsidiaries has entered into any intercompany transaction within the meaning of Section 1.1502-13(b)(1) of the United States Treasury Regulations as to which deferred gains or loss has not been restored. Except as set forth on Schedule 3.18(b), no excess loss account within the meaning of Section 1.1502-19(a)(2) of the United States Treasury Regulations exists with respect to the stock of any of its subsidiaries. Except as set forth on Schedule 3.18(b), VMARK does not have and has not had a branch in any foreign country. VMARK has provided to UNIDATA copies of all tax allocation or tax sharing agreements to which it is a party, all of which are listed on Schedule 3.18(a), and VMARK is not liable for the Taxes of any other person or entity under United States Treasury Regulation
     Section 1.1502-6 (or any similar provision of state, foreign or local law), or as a transferee or successor, or by contract, or otherwise, except for Taxes of any subsidiaries that are members at the time of closing of an affiliated group within the meaning of Section 1504(a) of which VMARK is the common parent, or Taxes which, in the aggregate, are not expected to be a material amount.

          (c) The Merger is intended to qualify as a reorganization under
     Section 368(a)(1)(A) of the Code. In respect thereof, the following representations are made: (i) VMARK has no plan or intention to reacquire any of its stock issued in the Merger; (ii) VMARK has no plan or intention to sell or otherwise dispose of any of the assets of UNIDATA acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code; (iii) following the Merger, VMARK will continue the historic business of UNIDATA or use a significant portion of UNIDATA's historic business assets in a business;
     (iv) the payment of cash in lieu of fractional shares of VMARK stock is solely for the purpose of avoiding the expense and inconvenience to VMARK of issuing fractional shares and does not represent separately bargained for consideration; (v) the total cash consideration to be paid in the Merger to the UNIDATA stockholders instead of issuing fractional shares of VMARK stock will not exceed one percent of the total consideration that will be issued in the Merger to the UNIDATA shareholders in exchange for their Shares; (vi) VMARK will pay the expenses incurred in connection with the Merger which are allocated to it pursuant to Section 7.03, if any;
     (vii) there is no intercorporate indebtedness existing between UNIDATA and VMARK that was issued, acquired or will be settled at a discount; and
     (viii) VMARK is not an "investment company" as defined in Section 368(a)(2)(F) of the Code.

     Section 3.19. Environmental Matters. Except as set forth on Schedule 3.19, VMARK and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorization which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by VMARK or its subsidiaries (or their respective agents);
(ii) are in substantial compliance with all material terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which would interfere with or prevent continued compliance with or which would give rise to any material common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from VMARK's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste, and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by VMARK or its subsidiaries (or any of their respective agents) thereunder.

     Section 3.20. Brokers. Except for Volpe Brown Whelan & Company, LLC, no investment bank, broker or finder is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VMARK. VMARK has heretofore furnished to UNIDATA true and complete copies of all agreements between VMARK and Volpe Brown Whelan & Company, LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

     Section 3.21. Intellectual Property.

          (a) VMARK and its subsidiaries own, are licensed to use or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, VMARK Software (as defined in below), and tangible or intangible proprietary information or material that are used in the business of VMARK and its subsidiaries as currently conducted. "VMARK Software" means computer software programs or applications (in both source code and object code form) and VMARK Documentation (as defined below) related thereto with respect to the source and object code thereof and all other aspects of all such programs, in each case including all present and predecessor versions and all works in progress relating to the correction, modification or enhancement of such programs. "VMARK Documentation" means the documentation, specifications and other written technical data (including without limitation all specifications and other documents necessary for the use and maintenance of the VMARK Software (such as user manuals, design specifications and installation guides), in each case including all present and predecessor versions and all works in progress in both machine-readable and human-readable form. Schedule 3.21(a) sets forth a true and complete list (without extensive or revealing descriptions) of the VMARK Software, the VMARK Documentation, registered and material unregistered trademarks, design marks and service marks, patents, registered copyrights, trade names and any applications therefor owned by VMARK and its subsidiaries (the "VMARK Intellectual Property Rights"), and specifies the jurisdictions in which each such VMARK Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of VMARK's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Schedule 3.21(a) sets forth a true and complete list of all material third-party patents, trademarks or copyrights (including software) (the "VMARK Third Party Intellectual Property Rights"), which are incorporated in, are, or form a part of, any VMARK software product with respect to which VMARK received in excess of $250,000 in the fiscal year ending June 30, 1997. Schedule 3.21(a) sets forth a true and complete list of (i) all material licenses, sublicenses and other agreements as to which VMARK is a party and pursuant to which any person is authorized to use any VMARK Intellectual Property Right excluding those licenses, sublicenses or other agreements that are in the ordinary course of business of VMARK as of the date hereof, and (ii) all material licenses, sublicenses and other agreements as to which VMARK is a party and pursuant to which VMARK is authorized to use any VMARK Third Party Intellectual Property Rights which involve the payment of more than $100,000.

          (b) Except as set forth on Schedule 3.21(b), VMARK and its subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations hereunder, in violation of any license, sublicense or agreement described on Schedule 3.21(b), except for violations which would not, individually or in the aggregate, have a material adverse effect on VMARK. Except as set forth on Schedule 3.21(b), no claims with respect to VMARK Intellectual Property Rights, any trade secret material to VMARK, or VMARK Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such VMARK Third Party Intellectual Property Rights by or through VMARK or its subsidiaries, are currently pending or, to the knowledge of VMARK, threatened by any person or entity, nor does VMARK know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by VMARK or its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by VMARK or its subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in their respective businesses as currently conducted; (iii) challenging the ownership, validity or effectiveness of any of VMARK Intellectual Property Rights or other trade secret material to VMARK; or (iv) challenging VMARK's or its subsidiaries' license or legally enforceable right to make use of VMARK Third Party Intellectual Rights. To VMARK's knowledge, all patents, registered trademarks, maskworks and copyrights held by VMARK and its subsidiaries are valid and subsisting. Except as set forth on Schedule 3.21(b), to VMARK's knowledge, there is no material unauthorized use, infringement or misappropriation of any of VMARK Intellectual Property Right by any third party, including any employee or former employee of VMARK or any of its subsidiaries. Neither VMARK nor any of its subsidiaries has knowledge of any material infringement liability with respect to, or infringement by, VMARK or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright or another.

          (c) All VMARK Documentation (with the exception of user manuals distributed under license agreements) is located at the principal place of business of VMARK. All artwork, manuals, guides and other written and graphic material related to the VMARK Software are subject to copyrights owned by VMARK, except for such copyrights covering software owned by third parties which is embedded in or otherwise published with the VMARK Software pursuant to licenses from such third parties.

          (d) To the knowledge of VMARK, except as disclosed in Schedule 3.21(d), all copies of the source code for the VMARK Software are in VMARK's possession and control and no officers, employees, agents or actual or potential customers of VMARK, or any other third party, have any rights to or possess such source code.

          (e) To the knowledge of VMARK, there are no licenses or other authorizations not possessed by VMARK which are required for the Surviving Corporation to utilize, modify, market and distribute the VMARK Software and VMARK Documentation to the same extent as VMARK prior to the Effective Time.

          (f) Except as disclosed in Schedule 3.21(f), VMARK (i) has taken reasonable and appropriate actions to protect the secrecy and confidentiality of the source code for the VMARK Software and the non-public information included in the VMARK Documentation, and (ii) has not received any written notice of infringement or other complaint and does not otherwise have knowledge that its use or distribution of the VMARK Software or VMARK Documentation infringes or constitutes a misappropriation of rights under patents, copyrights, trade secrets, trade names, licenses, or any other proprietary or confidential rights of others. To the knowledge of VMARK, except as disclosed in Schedule 3.21(f), VMARK Intellectual Property Rights are presently protectable and are not part of the public domain or literature, nor have any material portion of any VMARK Intellectual Property Rights been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the material detriment of VMARK. All persons who have been involved in the development of the VMARK Software and VMARK Documentation since the inception of VMARK and, to the knowledge of VMARK, all persons who were involved in the development of the VMARK Software prior thereto, have executed invention, confidentiality and nondisclosure agreements covering source code and other non-public information included in the VMARK Documentation in the forms previously made available to UNIDATA.

          (g) Except as disclosed in Schedule 3.21(g), VMARK pays no royalty under any of VMARK Intellectual Property Rights and has the right to bring actions for the infringement thereof. To the knowledge of VMARK, the use, reproduction, distribution, sale, lease, or license of the VMARK Software and the VMARK Documentation does not violate or infringe any trademark, design mark, trade name, service mark, copyright, trade secret, know-how or patent of any other party.

     Section 3.22. Interested Party Transactions.  Except as set forth on
Schedule 3.22, since the date of VMARK's proxy statement dated March 28, 1994, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     Section 3.23. Insurance. VMARK and its business, properties and/or employees are insured under the insurance policies listed on Schedule 3.23, all of which are valid and in full force.

     Section 3.24. Vote Required. The affirmative vote of the holders of at least 50% of the outstanding shares of VMARK Common Stock is the only vote of the holders of any class or series of VMARK's capital stock necessary under applicable law or rules of the National Association of Securities Dealers, Inc. to approve the Merger and the other transactions contemplated hereby.

     Section 3.25. Pooling Matters. Neither VMARK nor any of its subsidiaries or affiliates has, to VMARK's knowledge and based upon consultation with its independent certified public accountants, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by UNIDATA or any of its affiliates) would affect the ability of VMARK to account for the business combination to be effected by the Merger as a pooling of interests.

     Section 3.26. Opinion of Financial Advisor. VMARK has been advised by Volpe Brown Whelan & Company, LLC that in its opinion the terms of the Merger are fair to the stockholders of VMARK from a financial point of view, and that, based on information it has as of the date hereof, it is prepared to deliver a written opinion to that effect which may be included in the Joint Proxy Statement/Prospectus.

     Section 3.27. Other Negotiations. Except as set forth in Schedule 3.27, VMARK is not actively engaged in discussions or negotiations with any person or persons with respect to, and has not solicited or furnished any information to any person or persons who, to VMARK's knowledge, is currently contemplating negotiations or an offer regarding, a consolidation or merger or other business combination, recapitalization, liquidation, or similar transaction, or any other transaction which could be conditioned upon, or otherwise require, the termination of this Agreement.

     Section 3.28. Full Disclosure.

          (a) No statement contained in this Agreement or in any certificate or schedule furnished or to be furnished by or on behalf of VMARK or its subsidiaries to UNIDATA pursuant to this Agreement, when taken together with all other statements contained herein or in other certificates and schedules furnished pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

          (b) The information supplied by VMARK for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and the Registration Statement shall not (i) at the time the Registration Statement is declared effective, (ii) at the time the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of UNIDATA Common Stock or holders of VMARK Common Stock, (iii) at the time of the UNIDATA Stockholders' Meeting or the VMARK Stockholder's Meeting and
     (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to VMARK or any of its affiliates or its or their respective officers or directors should be discovered by VMARK which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, VMARK shall promptly inform UNIDATA of such event or circumstance.

     Section 3.29. Rights Plan; Antitakeover Law. The entering into this Agreement or consummation by VMARK of the transactions contemplated hereby (a) will not cause a Distribution Date as such term is defined under the VMARK rights plan (the "VMARK Rights Plan") pursuant to the Rights Agreement dated as of June 12, 1996, as amended, between VMARK and State Street Bank and Trust Company and (b) will not result in the prohibition of any business combination pursuant to sec.203 of the Delaware Law.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 4.01. Conduct of Business by UNIDATA and VMARK Pending the
Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless the other party shall otherwise agree in writing, UNIDATA and VMARK shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and each of UNIDATA and VMARK and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and each of UNIDATA and VMARK shall use reasonable efforts to preserve the business organization of it and its subsidiaries, to keep available the services of the present officers, key employees and consultants of it and its subsidiaries and to preserve the present relationships of it and its subsidiaries with customers, suppliers and other persons with which it or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither UNIDATA nor VMARK, nor any of their respective subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time do, or propose to do, any of the following without the prior written consent of the other party:

          (a) amend or otherwise change its Articles or Certificate of Incorporation, By-laws or Rights Plan;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class (other than the sale or issuance of common stock upon the exercise of outstanding options listed on Schedule 2.03 or
     Schedule 2.12(c) hereto (with respect to UNIDATA) or Schedule 3.03 or 3.12(c) hereto (with respect to VMARK) or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of UNIDATA or VMARK, as the case may be, or any of their respective subsidiaries (provided that consent for grants of employee stock options to newly hired employees pursuant to existing stock option plans consistent with past practice shall not be unreasonably withheld);

          (c) sell, pledge, dispose of or encumber any of its assets or any assets of its subsidiaries, except for (i) sales of products (or licenses thereto) and services in the ordinary course of business consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $25,000 in the aggregate;

          (d) except as is contemplated by Section 5.05 and Section 5.06, alter the price or accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options or restricted stock granted under the Employee Plans (including stock option plans) or authorize cash payments in exchange for any options granted under any of such plans;

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of UNIDATA may declare and pay a dividend to UNIDATA and a wholly owned subsidiary of VMARK may pay a dividend to a wholly owned subsidiary of VMARK, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (f) sell, transfer, license, sublicense or otherwise dispose of any UNIDATA Intellectual Property Rights or VMARK Intellectual Property Rights, as the case may be, or amend or modify any existing agreements with respect to any UNIDATA Intellectual Property Rights or VMARK Intellectual Property Rights, as the case may be, or Third Party Intellectual Property Rights, other than nonexclusive licenses in the ordinary course of business consistent with past practice or amendments or modifications that would not, individually or in the aggregate, have a material adverse effect on UNIDATA or VMARK, as the case may be;

          (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of such party's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in each case in the ordinary course of business consistent with past practice; (iii) enter into or amend any UNIDATA Material Contract or VMARK Material Contract, as the case may be, other than in the ordinary course of business consistent with past practice; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $25,000 for such party and its subsidiaries taken as a whole; or
     (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01;

          (h) Except for increases in salary or wages of employees of such party or its subsidiaries who are not officers of such party consistent with past practice, increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of such party or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, stock purchase, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law, and except for ministerial updating of plans and trusts which does not affect the benefits thereunder;

          (i) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, the capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

          (j) make any material tax election inconsistent with past practices or settle or compromise any material Federal, state, local or foreign tax liability or agree to an extension of a statute of limitations except to the extent the amount of any such settlement has been reserved for on the UNIDATA Balance Sheet or balance sheet contained in the most recently filed VMARK SEC Report, as the case may be;

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other then the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of such party or incurred in the ordinary course of business and consistent with past practice; or

          (l) take any action which would make any of the representations or warranties of such party contained in this Agreement materially untrue or incorrect or prevent such party from performing in all material respects or cause such party not to perform in all material respects its covenants hereunder.

     Notwithstanding the foregoing, (i) VMARK may, without the prior consent of UNIDATA, consummate the transaction as set forth on Schedule 4.01 upon the terms and conditions set forth thereon, and (ii) UNIDATA may, without the prior consent of VMARK, acquire all of the shares of O2 Technology S.A.

("O2") outstanding that are not currently owned by UNIDATA as of the date hereof, provided that such acquisition is on terms substantially similar to the terms set forth in several Share Purchase Agreements and an executed Letter of Intent furnished to VMARK on October 6, 1997 (the "O2 Transaction").

     Section 4.02. No Solicitation by UNIDATA or VMARK.

          (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, neither UNIDATA nor VMARK shall, directly or indirectly, through any officer, director, employee, representative or agent of UNIDATA or VMARK, as the case may be, or any of its subsidiaries, solicit, encourage, or, subject to the applicable fiduciary duties of the respective directors of UNIDATA and VMARK, as determined by such directors in good faith after consultation with and based upon the advice of legal counsel, negotiate, approve or recommend any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving UNIDATA or VMARK, as the case may be, or any of their respective subsidiaries (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal").

          (b) Either party shall immediately notify the other party after receipt of any Acquisition Proposal or any request for nonpublic information relating to such party or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of such party or any subsidiary by any person that informs the Board of Directors or officers of such party or such subsidiary that it intends to make, or has made, an Acquisition Proposal. Such notice to the other party shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (c) Both parties shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than with the other party hereto) conducted heretofore with respect to any of the foregoing. Neither party shall release any third party from any confidentiality or standstill agreement to which such party is a party.

          (d) Both parties shall use reasonable efforts to ensure that the officers and directors of UNIDATA and VMARK and their respective subsidiaries and any investment banker or other advisor or representative retained by such party are aware of, and comply with, the restrictions described in this Section 4.02.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.01. Joint Proxy Statement/Prospectus; Registration Statement.

     As promptly as practicable after the execution of this Agreement, VMARK shall prepare and file with the SEC (with appropriate requests for confidential treatment) a preliminary form of the Joint Proxy Statement/Prospectus and other proxy materials related thereto. Following clearance of the Joint Proxy Statement Prospectus by the SEC, VMARK shall prepare and file with the SEC a registration statement on Form S-4, containing the prospectus which is a part of the Joint Proxy Statement/Prospectus, in connection with the registration under the Securities Act of the shares of VMARK Common Stock to be issued in the Merger (the "Registration Statement"). UNIDATA and VMARK shall cause the Registration Statement and the Joint Proxy Statement/Prospectus to comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of UNIDATA and VMARK shall use reasonable efforts to have or cause the Registration Statement to become effective (including clearing the Joint Proxy Statement/Prospectus with the SEC) as promptly as practicable, and shall take all actions required under any applicable federal or state securities laws in connection with the issuance of shares of VMARK Common Stock pursuant to the Merger. Without limiting the generality of the foregoing, each of UNIDATA and VMARK agrees to use all reasonable efforts, after consulting with the other party, to respond promptly to any comments made by the SEC with respect to the Joint Proxy Statement/Prospectus (including each preliminary version thereof) and the Registration Statement (including each amendment and supplement thereto). Each of UNIDATA and VMARK shall, and shall cause it respective representatives to, fully cooperate with the other party and its respective representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. The Joint Proxy Statement/Prospectus shall include the determination and recommendation of the Board of Directors of UNIDATA and VMARK that their respective stockholders vote in favor of the approval and adoption of this Agreement and the Merger; provided, however, that the Board of Directors of UNIDATA or VMARK may withdraw, modify or change such respective recommendation if either such Board of Directors determines in good faith, based upon the advice of outside counsel, that making such recommendation, or the failure to so withdraw, modify or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of such Board of Directors to breach their fiduciary duties under applicable law. As promptly as practicable after the Registration Statement shall have become effective, UNIDATA and VMARK shall cause the Proxy Statement to be mailed to their respective stockholders. Thereafter, UNIDATA and VMARK shall each notify the other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, and UNIDATA and VMARK shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Proxy Statement or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings.

     Section 5.02. Stockholders' Meetings. UNIDATA and VMARK shall call and hold their respective Stockholders' Meetings as promptly as practicable for the purpose of voting upon the approval of the Merger, and VMARK and UNIDATA shall each use reasonable efforts to hold the Stockholders' Meetings as soon as practicable after the date on which the Registration Statement becomes effective. UNIDATA and VMARK shall each use reasonable efforts to solicit from their respective stockholders proxies in favor of the approval of the Merger, and subject to the applicable fiduciary duties of the respective directors of UNIDATA and VMARK, as determined by such directors in good faith after consultation with and based upon the advice of legal counsel shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware Law and the Colorado Law to obtain such approvals.

     Section 5.03. Access to Information: Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which UNIDATA or VMARK may be subject (from which UNIDATA and VMARK shall each use reasonable efforts to be released), UNIDATA and VMARK shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, UNIDATA and VMARK shall each (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and UNIDATA and VMARK shall each make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either VMARK or UNIDATA may reasonably request. Each party shall keep such information confidential in accordance with the terms of the Confidentiality and Standstill Agreements, dated February 19, 1997 and February 26, 1997 (the "Confidentiality Agreements"), each between VMARK and UNIDATA.

     Section 5.04. Consents, Approvals. UNIDATA and VMARK shall each use reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and UNIDATA and VMARK shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by UNIDATA and VMARK and the consummation by them of the transactions contemplated hereby. UNIDATA and VMARK shall furnish all information required to be included in the Joint Proxy

Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

     Section 5.05. Stock Options.

          (a) At the Effective Time, the obligation to issue shares under each outstanding option to purchase UNIDATA Common Stock (each a "Stock Option") granted under UNIDATA's 1992 Stock Option Plan, 1993 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan, and 1997 Stock Option Plan, each as amended (collectively, the "UNIDATA Stock Option Plans") and to former employees of O2 pursuant to the O2 Transaction, all of which shall be fully vested and exercisable at the Effective Time pursuant to the terms of the applicable Stock Option, shall be deemed assumed by VMARK and each such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the whole number (disregarding any fractional shares) of VMARK Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for UNIDATA Common Stock otherwise purchasable pursuant to such Stock Option, divided by (y) the number of shares of VMARK Common Stock deemed purchasable pursuant to such Stock Option, provided, however, that the exercisability or the other vesting of the assumed options and the underlying stock shall continue to be determined by reference to stock option agreements executed pursuant to UNIDATA's Stock Option Plans, and provided, further, that references in any Stock Option to UNIDATA, the board of directors of UNIDATA or any committee thereof, and any UNIDATA Stock Option Plan shall, commencing at the Effective Time, unless inconsistent with the context, be to VMARK, the board of directors of VMARK or a committee thereof, and VMARK's 1986 Stock Option Plan (for officers) or 1995 Non-Statutory Option Plan (for non-officers), respectively.

          (b) As soon as practicable after the Effective Time, VMARK shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Stock Option shall continue in effect on the same terms and conditions (including further anti-dilution provisions and subject to the adjustments required by this Section 5.05 after giving effect to the Merger). VMARK shall comply with the terms of all such Stock Options and ensure, to the extent required by, and subject to the provisions of, any such UNIDATA Stock Plan that Stock Options which qualified for special tax treatment prior to the Effective Time continue to so qualify after the Effective Time. VMARK shall take all corporate action necessary to reserve for issuance a sufficient number of VMARK Common Stock for delivery pursuant to the terms set forth in this Section 5.05.

          (c) VMARK shall use reasonable efforts after the Effective Time to maintain the effectiveness of a registration statement under the Securities Act with respect to the issuance by VMARK of shares of VMARK Common Stock which may be issued pursuant to the UNIDATA Options as provided for above in this Section 5.05.

     Section 5.06 Warrants. At the Effective Time, VMARK shall assume in writing all obligations under the UNIDATA Warrants (as defined below), and the holders of the UNIDATA Warrants thereafter shall have the right to acquire, on the same pricing and payment terms and conditions as are currently applicable under the UNIDATA Warrants, the same number of shares of VMARK Common Stock as the holders of the UNIDATA Warrants would have been entitled to receive in the Merger had such holder exercised the UNIDATA Warrants in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at the price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of UNIDATA Common Stock purchasable pursuant to each UNIDATA Warrant immediately prior to the Effective Time divided by (z) the number of full shares of VMARK Common Stock deemed purchasable pursuant to such UNIDATA Warrant in accordance with the foregoing. As of the Effective Time, all of the UNIDATA warrants shall be fully vested and exercisable according to their terms. The "UNIDATA Warrants" mean, collectively,
(i) the Warrant Agreements
between UNIDATA and each of Massachusetts Mutual Life Insurance Company, Cudd & Co., and Webell & Co. for warrants to purchase an aggregate of 250,000 shares of UNIDATA Class B Common Stock and (ii) the Warrant Agreements between UNIDATA and each of Derek Miller and Neil Miller for warrants to purchase an aggregate of 255,000 shares of UNIDATA Class A Common Stock.

     Section 5.07. Notification of Certain Matters. UNIDATA shall give prompt notice to VMARK, and VMARK shall give prompt notice to UNIDATA, of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate, and (ii) any failure of UNIDATA or VMARK, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, and provided further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(b) or 6.03(b) unless the failure to give such notice results in material prejudice to the other party.

     Section 5.08. Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by VMARK to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of VMARK or UNIDATA. Both VMARK and UNIDATA shall each use reasonable efforts to cause the Merger to qualify, and will not (either before or after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization within the meaning of
Section 368(a) of the Code.

     Section 5.09. Public Announcements. VMARK and UNIDATA shall consult with each other before issuing any press release or other public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used reasonable efforts to consult first with the other party.

     Section 5.10. Quotation of VMARK Common Stock on Nasdaq. VMARK shall use reasonable efforts to cause the shares of VMARK Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market prior to the Effective Time.

     Section 5.11. Accountant's Comfort Letters. UNIDATA and VMARK shall each use reasonable efforts to cause Coopers & Lybrand LLP and Deloitte & Touche LLP to deliver to VMARK or UNIDATA, as the case may be, a letter covering such matters as may be requested by VMARK or UNIDATA, with respect to such matters as are customarily addressed in certified public accountant's "comfort" letters with respect to the type of transactions contemplated by this Agreement.

     Section 5.12. Pooling Accounting Treatment. UNIDATA and VMARK shall use reasonable efforts to avoid taking any action which would adversely affect the ability of both parties to treat the Merger as a pooling of interests and shall take such action as may be reasonably required to negate the impact of any past actions which would adversely impact the ability of VMARK or UNIDATA, as the case may be, to treat the Merger as a pooling of interests.

     Section 5.13. Indemnification; Directors' and Officers' Insurance. All rights to indemnification now existing in favor of the present or former directors or officers of UNIDATA or any of its subsidiaries as provided in UNIDATA's Articles of Incorporation and Bylaws, or in the certificate or articles of incorporation, by-laws or similar documents of any such subsidiaries, in effect as of the date hereof shall, with respect to matters occurring prior to the Effective Time, survive the Merger and continue in full force and effect after the Effective Time. All rights to indemnification in respect of any such claim or claims shall continue until disposition of such claim or claims. VMARK and UNIDATA further agree that all rights to indemnification now existing in favor of the present or former directors or officers of UNIDATA or any of its subsidiaries in any indemnification agreement between such person and UNIDATA or any such subsidiary, as the case may be, shall survive the Merger and continue in full force and effect in accordance with the terms of such agreement. Until the sixth anniversary of the Effective Time, VMARK shall maintain in effect with respect to matters occurring prior to the Effective Time, to the extent available, the policy of directors' and officers' liability insurance currently maintained by UNIDATA on behalf of its officers and directors and those of its subsidiaries; provided, however, that VMARK may substitute therefor a policy containing coverage, terms and conditions which are no less advantageous to the present or former directors and officers of UNIDATA.

     Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 5.13 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each present and former director and officer of UNIDATA.

     Section 5.14. Employee Benefits

          (a) VMARK will maintain without change for a period of twelve months after the Effective Time each severance program and policy of UNIDATA listed in Schedule 2.13(d) (including any such plan, program or policy that is subject to the approval of the Board of Directors of UNIDATA as of the date of this Agreement) with respect to each VMARK employee who was employed by UNIDATA immediately prior to the Effective Time and for purposes of any such severance program or policy and any severance program and policy which UNIDATA was required to maintain by law; except as set forth in Section 5.14(d) below, VMARK will give full credit to such VMARK employee for all service performed for UNIDATA. VMARK will honor all severance and retention agreements in effect as of the Effective Time.

          (b) With respect to each VMARK Employee Plan, each VMARK employee employed by UNIDATA immediately prior to the Effective Time shall receive credit for all service performed for UNIDATA; such service credit shall apply for all purposes, including but not limited to, any vacation, sick time, insurance or other benefits and any eligibility or vesting requirements under any VMARK Employee Plan.

          (c) As of the Effective Time, each VMARK employee employed by UNIDATA immediately prior to the Effective Time shall be enrolled in the Group Health Benefit Plan for Employees of VMARK, or any successor plan thereto ("Group Health Plan") and shall be entitled to participate in the Group Health Plan without limitation or exclusion for any preexisting conditions applicable to any such employee or his enrolled dependents, except to the extent that any such preexisting condition limitation or exclusion applied to such individual under the group health plan provided by UNIDATA prior to the Effective Time. For purposes of participation in the Group Health Plan, each VMARK employee employed by UNIDATA immediately prior to the Effective Time shall also receive credit for all payments made toward deductible, co-payment and out-of-pocket limits under the group health plan of UNIDATA in which such employee was a participant immediately prior to the Effective Time for the plan year which includes the Effective Time as if such payments had been made for similar purposes for such period under the Group Health Plan by an employee employed by VMARK immediately prior to the Effective Time.

          (d) As soon as practicable after the Effective Time, VMARK will provide to each executive officer of UNIDATA that VMARK employs after the Merger (as listed on Schedule 5.14(d)) with a split-dollar insurance arrangement that provides substantially similar economic and other terms to those existing for current VMARK executives, provided, that for purposes of vesting of these agreements, each employee shall be considered a new employee of VMARK as of the Effective Time.

     Section 5.15. Name of the Surviving Corporation. Each of VMARK and UNIDATA shall use its best efforts to select a name for the Surviving Corporation prior to the last practicable date on which such name can be included in the Joint Proxy Statement/Prospectus to be mailed to the stockholders of VMARK. Provided such name has been selected in accordance with the foregoing, at the Effective Time, VMARK will change its name to a name mutually satisfactory to VMARK and UNIDATA, subject to approval of VMARK's stockholders.

     Section 5.16. Stockholder Litigation. Each of VMARK and UNIDATA shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation arising in connection with the transactions contemplated hereby against VMARK or UNIDATA, as applicable, and its directors.

     Section 5.17. Registration Rights. VMARK will provide to James T. Dresher registration rights with respect to his shares of VMARK Common Stock received at the Effective Time provided such rights are mutually satisfactory to Mr. Dresher and VMARK. Such rights shall be on standard, reasonable terms, including unlimited "piggyback" rights, subject to standard underwriter cutbacks, and two demand registrations on Form S-3, subject to reasonable blackout periods and other restrictions, and such other terms as the parties shall mutually agree.

     Section 5.18. Fairness Opinion; Restructuring. In the event that the Merger is not to be treated as a pooling of interests for accounting purposes, UNIDATA and VMARK shall each use its reasonable best efforts (a) to cause Volpe Brown Whelan & Co, LLC, or such other financial advisor reasonably satisfactory to VMARK, to deliver to VMARK an opinion that the consideration to be paid in the Merger is fair, from a financial point of view, to the stockholders of VMARK, and (b) to restructure the post-Merger operating plan for the Surviving Corporation developed by VMARK and UNIDATA to the extent commercially reasonable to permit the issuance of such opinion, provided that neither party shall have an obligation hereunder if the reason that the Merger is not to be treated as a pooling of interests for accounting purposes is due to a failure to observe the covenants in Section 5.12 by the other party or a Stockholder Support Agreement by the other party's affiliate signatory thereto, provided further that the breaching party shall still be obligated to perform the covenants contained in this section if the non-breaching party so requests.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     Section 6.01. Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

          (b) Stockholder Approval. The Agreement and the Merger shall have been approved by the requisite vote of the stockholders of UNIDATA and VMARK;

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (each an "Injunction") (i) preventing the consummation of the Merger or
     (ii) seeking to prohibit or limit the Surviving Corporation due to the consummation of the Merger from exercising all material rights and privileges pertaining to its ownership of all or a material portion of the business or assets of UNIDATA, VMARK or any of their respective subsidiaries, shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; and

          (d) Tax Opinions. VMARK and UNIDATA shall have received written opinions of Choate, Hall & Stewart and Latham & Watkins, respectively, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

          (e) Quotation of VMARK Common Stock on Nasdaq. The shares of VMARK Common Stock to be issued in the Merger and upon exercise of UNIDATA Options and the UNIDATA Warrants shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

     Section 6.02. Additional Conditions to Obligation of VMARK. The obligations of VMARK to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of UNIDATA contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for (i) changes contemplated or permitted by this Agreement, (ii) those representations and warranties which address matters only as of a specified date (which shall remain true and correct as of such date), and (iii) where the failure to be true and correct would not have a material adverse effect upon VMARK, and VMARK shall have received a certificate to such effect at the closing signed by the President and Chief Financial Officer of UNIDATA;

          (b) Agreements and Covenants. UNIDATA shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by UNIDATA on or prior to the Effective Time, and VMARK shall have received a certificate to such effect signed by the President and Chief Financial Officer of UNIDATA;

          (c) Dissenting Shares. Not more than five percent of UNIDATA Common Stock shall constitute Dissenting Shares as of the Effective Time.

     Section 6.03. Additional Conditions to Obligation of UNIDATA. The obligation of UNIDATA to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of VMARK contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for (i) changes contemplated or permitted by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and
     (iii) where the failure to be true and correct would not have a material adverse effect upon VMARK, and UNIDATA shall have received a certificate to such effect signed by the President and Chief Financial Officer of VMARK;

          (b) Agreements and Covenants. VMARK shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by VMARK on or prior to the Effective Time, and UNIDATA shall have received a certificate to such effect signed by the President and Chief Financial Officer of VMARK;

          (c) No Trigger of VMARK Rights Plan. No event shall have occurred that has or would result in the triggering of any right or entitlement of stockholders of VMARK under the VMARK Rights Plan, or will occur as a result of the consummation of the Merger.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of either UNIDATA or VMARK:

          (a) by mutual written consent duly authorized by the Boards of Directors of VMARK and UNIDATA; or

          (b) by either VMARK or UNIDATA if the Merger shall not have been consummated by April 15 1998 (the "Outside Date"), provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

          (c) by either VMARK or UNIDATA if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 5.08; or

          (d) by either VMARK or UNIDATA, if, at the VMARK or UNIDATA Stockholders' Meetings (including any adjournment or postponement thereof), the requisite vote of the stockholders of VMARK or UNIDATA shall not have been obtained; or

          (e) by VMARK or UNIDATA, upon a breach of any representation, warranty, covenant or agreement on the part of UNIDATA or VMARK, respectively, set forth in this Agreement such that the conditions set forth in Section 6.02(a) or 6.02(b), or Section 6.03(a) or 6.03(b), would not be satisfied (a "Terminating Breach"), provided, however, that if such Terminating Breach is curable prior to April 15, 1998, by VMARK or UNIDATA, as the case may be, through the exercise of its reasonable efforts and for so long as VMARK or UNIDATA, as the case may be, continues to exercise such reasonable efforts, neither UNIDATA nor the VMARK, respectively, may terminate this Agreement under this Section 7.01(e); or

          (f) by VMARK, if (i) the Board of Directors of UNIDATA shall fail to recommend the Merger or shall withdraw, modify or change its recommendation of the Merger in a manner adverse to VMARK or shall have resolved to do any of the foregoing; (ii) after the receipt by UNIDATA of an Acquisition Proposal, VMARK requests in writing that the Board of Directors of UNIDATA reconfirm its recommendation of this Agreement and the Merger to the stockholders of UNIDATA and the Board of Directors of UNIDATA fails to do so within 10 business days after its receipt of VMARK's request; (iii) the Board of Directors of UNIDATA shall have recommended to the stockholders of UNIDATA an Alternative Transaction (as defined in Section 7.03(e)); (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of UNIDATA Common Stock is commenced (other than by VMARK or an affiliate of VMARK) and the Board of Directors of UNIDATA recommends that the stockholders of UNIDATA tender their shares in such tender or exchange offer; or (v) for any reason UNIDATA fails to call and hold the UNIDATA Stockholders' Meeting by the Outside Date (provided that VMARK's right to terminate this Agreement under such clause (v) shall not be available if at such time UNIDATA would be entitled to terminate this Agreement under
     Section 7.01(e) without giving effect to the cure period); or

          (g) by UNIDATA, if (i) the Board of Directors of VMARK shall fail to recommend the Merger or shall withdraw, modify or change its recommendation of the Merger in a manner adverse to UNIDATA or shall have resolved to do any of the foregoing (except for the sole reason of the failure of the Board of Directors to receive a fairness opinion pursuant to Section 5.18);
     (ii) after the receipt by VMARK of an Acquisition Proposal, UNIDATA requests in writing that the Board of Directors of VMARK reconfirm its recommendation of this Agreement and the Merger to the stockholders of UNIDATA and the Board of Directors of VMARK fails to do so within 10 business days after its receipt of UNIDATA's request; (iii) the Board of Directors of VMARK shall have recommended to the stockholders of VMARK an Alternative Transaction (as defined in Section 7.03(e)); (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of VMARK Common Stock is commenced (other than by UNIDATA or an affiliate of UNIDATA) and the Board of Directors of VMARK recommends that the stockholders of VMARK tender their shares in such tender or exchange offer; or (v) for any reason VMARK fails to call and hold the VMARK Stockholders' Meeting by the Outside Date (except for the sole reason of the failure of the Board of Directors to receive a fairness opinion pursuant to Section 5.18) (provided that

     UNIDATA's right to terminate this Agreement under such clause (v) shall not be available if at such time VMARK would be entitled to terminate this Agreement under Section 7.01(e) without giving effect to the cure period); or

          (h) by VMARK or UNIDATA on or after February 28, 1998 if by such date
     (i) the Merger is not to be treated as a pooling of interests for accounting purposes, (ii) each of VMARK and UNIDATA has complied with its obligation under Section 5.18, and (iii) VMARK is unable to cause Volpe Brown Whelan & Company, LLC, or such other financial advisor reasonably satisfactory to VMARK, to deliver an opinion to the effect that the consideration to be paid in the Merger is fair, from a financial point of view, to the stockholders of VMARK.

     Section 7.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

     Section 7.03. Fees and Expenses. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses if the Merger is not consummated and by the Surviving Corporation if the Merger is consummated, to the extent such expenses are solely and directly related to such Merger in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; provided, however, that, if the Merger is not consummated, VMARK and UNIDATA shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) UNIDATA shall pay VMARK a termination fee of $3 million upon the earliest to occur of the following events:

          (i) the termination of this Agreement by either VMARK or UNIDATA pursuant to Section 7.1(d) if (A) the requisite votes of the stockholders of UNIDATA to approve the Merger shall not have been obtained, (B) a proposal for an Alternative Transaction (as defined below) involving UNIDATA shall have been publicly announced prior to the UNIDATA Stockholders' Meeting, and (C) either a definitive agreement for an Alternative Transaction involving UNIDATA is entered into, or an Alternative Transaction involving UNIDATA is consummated, within eighteen months of such termination;

          (ii) the termination of this Agreement by VMARK pursuant to Section 7.1(f); or

          (iii) the termination of this Agreement by either VMARK or UNIDATA pursuant to Section 7.1(d) if (A) the requisite vote of the stockholders of UNIDATA to approve the Merger shall not have been obtained, (B) one or more of the stockholders of UNIDATA party to the UNIDATA Stockholder Support Agreement failed to approve the Merger or otherwise breached such agreement, and (C) if such stockholder had voted for the Merger or not otherwise breached, the Merger would have been approved by the UNIDATA stockholders.

     UNIDATA's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of VMARK against UNIDATA and any of its subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by UNIDATA.

     (c) VMARK shall pay UNIDATA a termination fee of $3 million upon the earliest to occur of the following events:

          (i) the termination of this Agreement by either VMARK or UNIDATA pursuant to Section 7.1(d) if (A) the requisite vote of the stockholders of VMARK to approve the Merger shall not have been obtained, (B) a proposal for an Alternative Transaction (as defined below) involving VMARK shall have been publicly announced prior to the VMARK Stockholders' Meeting, and
     (C) either an Alternative

     Transaction involving VMARK is entered into, or an Alternative Transaction involving VMARK is consummated, within eighteen months of such termination;

          (ii) the termination of this Agreement by UNIDATA pursuant to Section 7.01(g);

          (iii) the termination of this agreement by either VMARK or UNIDATA pursuant to Section 7.1(d) if (A) the requisite vote of the stockholders of VMARK to approve the Merger shall not have been obtained, (B) one or more of the stockholders of party to the Stockholder Support Agreement failed to approve the Merger or otherwise breached such agreement, and (C) if such stockholder had voted for the Merger or not otherwise breached, the Merger would have been approved by the VMARK stockholders; or

          (iv) the termination of this Agreement by VMARK or UNIDATA pursuant to
     Section 7.01(h).

     VMARK's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of UNIDATA against VMARK and any of its subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by VMARK.

     (d) The fees payable pursuant to Section 7.03(b)or 7.03(c) shall be paid concurrently with the first to occur of the events described in Section 7.03(b)(i), (ii) or (iii) or 7.03(c)(i), (ii), (iii) or (iv) respectively.

     (e) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any third party acquires more than 20% of the outstanding shares of UNIDATA Common Stock or VMARK Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving UNIDATA or VMARK pursuant to which any third party (or the stockholders of a third party) acquires more than 20% of the outstanding shares of UNIDATA Common Stock or VMARK Common Stock, as the case may be, or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any third party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of UNIDATA or VMARK, and the entity surviving any merger or business combination including any of them) of UNIDATA or VMARK having a fair market value (as determined by the Board of Directors of UNIDATA or VMARK, as the case may be, in good faith) equal to more than 20% of the fair market value of all the assets of UNIDATA or VMARK, as the case may be, and their respective subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01. Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Section 5.05 and 5.13 shall survive the Effective Time indefinitely and those set forth in Section 7.02 and Section 7.03 shall survive termination indefinitely. The Confidentiality Agreements shall survive termination of this Agreement as therein provided.

     Section 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

        (a) If to VMARK:

           VMARK SOFTWARE, INC.
           50 Washington Street
           Westboro, MA 01581-1021
           Telecopier No. (508) 389-8767
           Attention: Peter Gyenes
                     President

        With a copy to:

           Choate, Hall & Stewart
           Exchange Place
           53 State Street
           Boston, MA 02110
           Telecopier No. (617) 248-4000
           Attention: Richard N. Hoehn, Esq.

        (b) If to UNIDATA, INC.:

           UNIDATA, INC.
           1099 18th Street
           Suite 2500
           Denver, CO 80202
           Telecopier No. (303) 294-4758
           Attention: David Brunel
                      President

        With a copy to:

           Latham & Watkins
           633 West Fifth Street
           Suite 4000
           Los Angeles, CA 90071-2007
           Telecopier No. (213) 891-8763
           Attention: Gary Olson, Esq.

     Section 8.03. Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which UNIDATA (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of five percent of more;

          (b) "beneficial owner" with respect to any shares of UNIDATA Common Stock, means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "business day" means any day other than a day on which banks in Boston are required or authorized to be closed;

          (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "material adverse effect" shall mean any change or effect that, individually or in the aggregate is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or otherwise), or results of operations of UNIDATA and its subsidiaries, or VMARK and its subsidiaries, as the case may be, in each case taken as a whole;

          (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (g) "subsidiary" or "subsidiaries" of UNIDATA, VMARK, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which UNIDATA, the Surviving Corporation, VMARK or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Section 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of the Merger by the stockholders of UNIDATA and VMARK, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by UNIDATA and VMARK.

     Section 8.05. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 8.06. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 8.07. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreements), both written and oral, among the parties, or any of them, through the date hereof with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     Section 8.08. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that VMARK may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     Section 8.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement (other than Section 5.13), express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 8.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 8.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the choice of law provisions thereof.

     Section 8.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, VMARK and UNIDATA have caused this Agreement to be executed under seal as of the date first written above by their respective officers thereunto duly authorized.

                                          VMARK SOFTWARE, INC.

                                          By: /s/  PETER GYENES
                                          --------------------------------------
                                          Name: Peter Gyenes
                                          Title: President and Chief Executive
                                          Officer

                                          UNIDATA, INC.

                                          By: /s/  DAVID BRUNEL
                                          --------------------------------------
                                          Name: David W. Brunel
                                          Title: President and Chief Operating
                                          Officer

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT
                              (GRANTED TO UNIDATA)

     STOCK OPTION AGREEMENT, dated as of October 7, 1997 (this "Agreement"), between VMARK Software, Inc., a Delaware corporation ("VMARK"), and Unidata, Inc., a Colorado corporation ("UNIDATA").

     WHEREAS, VMARK and UNIDATA propose to enter into an Agreement and Plan of Merger and Reorganization, of even date herewith (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, UNIDATA will be merged with and into VMARK, with VMARK continuing as the surviving corporation; and

     WHEREAS, as a condition to the willingness of UNIDATA to enter into the Merger Agreement, UNIDATA has required that VMARK agree, and in order to induce UNIDATA to enter into the Merger Agreement VMARK has agreed, to grant UNIDATA an option to purchase certain shares of common stock of VMARK, in accordance with the terms of this Agreement; and

     WHEREAS, pursuant to the terms of an agreement of even date herewith, UNIDATA has granted VMARK an option to acquire certain shares of common stock of UNIDATA.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                THE STOCK OPTION

     Section 1.1. Grant of Stock Option. VMARK hereby grants to UNIDATA an irrevocable option (the "Stock Option") to purchase up to 1,624,988 shares (the "Option Shares") of common stock, par value $.01 per share, of VMARK ("VMARK Common Stock"), including the associated rights (the "VMARK Rights") to purchase shares of VMARK capital stock pursuant to the Rights Agreement (the "Rights Plan"), dated as of June 12, 1996, between VMARK and State Street Bank and Trust Company, in the manner set forth below at a price (the "Purchase Price") of $9.87 per Option Share. All references in this Agreement to shares of VMARK Common Stock issued to UNIDATA hereunder shall be deemed to include the VMARK Rights associated therewith. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

     Section 1.2. Exercise of Stock Option. (a) Subject to the satisfaction of the conditions set forth in Section 1.3 hereof, the Stock Option may be exercised by UNIDATA, in whole or in part, at any time or from time to time after the occurrence of an Exercise Event (as defined below) and prior to the Termination Date (as defined below).

     (b) An "Exercise Event" shall occur for purposes of this Agreement upon the occurrence of any event or circumstance which, pursuant to the terms of Section 7.03(c) of the Merger Agreement, would entitle UNIDATA, upon termination of the Merger Agreement, to payment of the termination fee specified in clauses (i),
(ii) and (iii) Section 7.03(c) of the Merger Agreement (regardless of whether the Merger Agreement has actually been terminated as a result of such event or circumstance). Termination of the Merger Agreement pursuant to Section 7.03(c)(iv) of the Merger Agreement shall not be an Exercise Event.

     (c) The "Termination Date" shall occur for purposes of this Agreement upon the first to occur of any of the following:

           (i) the Effective Time;

           (ii) the date on which the Merger Agreement is terminated pursuant to
     Section 7.01 thereof, if an Exercise Event shall not have occurred on or prior to such termination date; or

          (iii) the date which is one year after the date on which the Merger Agreement is terminated pursuant to Section 7.01 thereof, if an Exercise Event shall have occurred on or prior to such termination date;

provided that, with respect to clause (iii) above, if the Stock Option cannot be exercised as of such date by reason of any applicable judgment, decree, law, regulation or order, then the Termination Date shall be extended until thirty days after such impediment has been removed or such waiting period has expired.

     (d) In the event UNIDATA wishes to exercise the Stock Option, UNIDATA shall send a written notice (an "Exercise Notice") to VMARK specifying the total number of Option Shares UNIDATA wishes to purchase, the denominations of the certificate or certificates evidencing such Option Shares which UNIDATA wishes to receive, a date (a "Closing Date"), which shall be a business day which is at least five business days after delivery of such notice, and place for the closing of such purchase (a "Closing").

     (e) Upon receipt of an Exercise Notice, VMARK shall be obligated to deliver to UNIDATA the number of Option Shares specified therein, in accordance with the terms of this Agreement, on the later of (i) the Closing Date and (ii) the first business day on which the conditions specified in Section 1.3 hereof shall be satisfied.

     Section 1.3. Conditions to Delivery of Option Shares. The obligation of VMARK to deliver Option Shares upon any exercise of the Stock Option is subject to the satisfaction of the following condition:

          (a) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction preventing or prohibiting such exercise of the Stock Option or the delivery of the Option Shares in respect of such exercise.

     Section 1.4. Closings. At each Closing, VMARK will deliver to UNIDATA a certificate or certificates evidencing the number of Option Shares specified in UNIDATA's Exercise Notice, registered in the name of UNIDATA or its nominee, and UNIDATA will deliver to VMARK the aggregate Purchase Price for such Option shares. All payments made by UNIDATA to VMARK pursuant to this Section 1.4 shall be made, at the option of UNIDATA, (a) by wire transfer of immediately available funds, or (b) by delivery to VMARK of a certified or bank check or checks payable to or on the order of VMARK.

     Section 1.5. Adjustments Upon Share Issuances, Changes in Capitalization, etc. (a) In the event of any change in VMARK Common Stock or in the number of outstanding shares of VMARK Common Stock by reason of a stock dividend, stock split, reclassification, split-up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of VMARK (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property or a dividend under the Rights Plan), the type and number of shares or securities to be issued by VMARK upon exercise of the Stock Option, the Purchase Price and the VMARK Rights shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that UNIDATA shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that UNIDATA would have received in respect of VMARK Common Stock if the Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and an election had been made to the fullest extent permitted to receive such securities, cash or other property.

     (b) In the event that VMARK shall enter into an agreement (i) to consolidate with or merge into any person, other than UNIDATA or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than UNIDATA or one of its subsidiaries, to merge into VMARK and VMARK shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of VMARK Common Stock shall be changed into or exchanged for stock or other securities of VMARK or any other person or cash or any other property, or then outstanding shares of VMARK Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than UNIDATA or one of its subsidiaries, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that UNIDATA shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that UNIDATA would have received in respect of VMARK Common Stock if the Stock Option had been exercised immediately prior to such transaction, or the record date therefor, as applicable, and an election had been made to the fullest extent permitted to receive such securities, cash or other property.

     (c) No adjustment made in accordance with this Section 1.5 shall constitute or be deemed a waiver of any breach of any of VMARK's representations, warranties, covenants, agreements or obligations contained in the Merger Agreement.

     (d) The provisions of this Agreement, including, without limitation, Sections 1.1, 1.2, 1.4 and 3.2, shall apply with appropriate adjustments to any securities for which the Stock Option becomes exercisable pursuant to this
Section 1.5.

     Section 1.6. Restrictive Legend. Each certificate representing Option Shares issued to UNIDATA hereunder shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                   ARTICLE II

                                 CASH EXERCISE

     Section 2.1. Cash Exercise. If at any time the Stock Option is then exercisable pursuant to the terms of Section 1.2 hereof, UNIDATA may elect, in lieu of exercising the Stock Option to purchase Option Shares provided in
Section 1.1 hereof, to send a written notice to VMARK (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date VMARK shall pay to UNIDATA an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Option Shares subject to the Stock Option as UNIDATA shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of UNIDATA Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Alternative Transaction (as defined in clause (i), (ii) or (iii) of Section 7.03(e) of the Merger Agreement) (the "Alternative Purchase Price") or (y) the closing sales price of the shares of VMARK Common Stock on the last trading day immediately prior to the date of the Cash Exercise Notice as quoted on The Nasdaq National Market (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing sales prices (or the average of the closing bid and asked prices if closing sales prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of UNIDATA's right to receive cash pursuant to this Article II and the payment of such cash to UNIDATA, the obligations of VMARK to deliver Option Shares pursuant to Section

1.2(e) shall be terminated with respect to such number of Option Shares for which UNIDATA shall have elected to be paid the Spread.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF VMARK

     Section 3.1. Representations and Warranties of VMARK. VMARK represents and warrants to UNIDATA that (a) VMARK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, (b) the execution and delivery by VMARK of this Agreement and the consummation by VMARK of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of VMARK, (c) this Agreement has been duly executed and delivered by VMARK and constitutes the valid and binding obligation of VMARK, enforceable against VMARK in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) VMARK has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Termination Date shall have reserved, all the Option Shares issuable pursuant to this Agreement, and VMARK will take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of VMARK Common Stock or other securities which may be issued pursuant to Section 1.5 hereof, all of which, upon their issuance and delivery in accordance with the term of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitation on UNIDATA's voting rights, charges and other encumbrances of any nature whatsoever (other than this Agreement) and shall not be subject to any preemptive rights, and (e) the execution and delivery of this Agreement by VMARK does not, and the consummation by VMARK of the transactions contemplated by this Agreement will not, conflict with, or result in a violation of, or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of VMARK or (ii) any mortgage, indenture, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to VMARK or its properties or assets.

                                   ARTICLE IV

                               COVENANTS OF VMARK

     Section 4.1. Listing; Other Action. (a) VMARK shall, at its expense, use reasonable best efforts to cause the Option Shares to be approved for quotation on The Nasdaq National Market System (the "NASDAQ/NMS"), subject to notice of issuance, as promptly as practicable following the date of this Agreement, and will provide prompt notice to the NASDAQ/NMS of the issuance of each Option Share.

     (b) VMARK shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder.

     Section 4.2. Registration. (a) As used in this Agreement, "Registrable Securities" means each of the Option Shares issued to UNIDATA hereunder and any other securities issued in exchange for, or issued as dividends or otherwise on or in respect of, any of such Option Shares.

     (b) At any time or from time to time within two years of the first Closing, UNIDATA may make a written request to VMARK for registration under and in accordance with the provisions of the Securities Act of 1993, as amended (the "Securities Act") with respect to all or part of the Registrable Securities (a "Demand Registration"). A Demand Registration may be, at the option of UNIDATA, a shelf registration or a registration involving an underwritten offering. As soon as reasonably practicable after UNIDATA's request for a Demand Registration, VMARK shall file one or more registration statements on any appropriate form with respect to all of the Registrable Securities requested to be so registered; provided that VMARK will not be required to file any such registration statement during any period of time (not to exceed 60 days after such request in the case of clause (A) below or 90 days in the case of clause (B) or (C) below) when (A) VMARK is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of outside counsel to VMARK, such information would have to be disclosed if a registration statement were filed at that time, (B) VMARK is required under the Securities Act to include audited financial statements for any period in such registration statement that are not yet available for inclusion therein, or (C) VMARK determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving VMARK or any of its affiliates. VMARK shall use its best efforts to have the Demand Registration declared effective as soon as reasonably practicable after such filing and to keep the Demand Registration continuously effective for a period of at least ninety days following the date on which the Demand Registration is declared effective, in the case of an underwritten offering, or at least six months following the date on which the Demand Registration is declared effective, in the case of a shelf registration; provided that, if for any reason the effectiveness of any Demand Registration is suspended, the required period of effectiveness shall be extended by the aggregate number of days of each such suspension; and provided, further, that the effectiveness of any Demand Registration may be terminated if and when all of the Registrable Securities covered thereby shall have been sold. UNIDATA shall be entitled to two Demand Registrations. If any Demand Registration involves an underwritten offering, (i) UNIDATA shall have the right to select the managing underwriter, which shall be reasonably acceptable to VMARK, (ii) VMARK shall enter into an underwriting agreement in customary form and (iii) unless the managing underwriter reasonably determines that such restriction would materially and adversely affect the success of such offering, the underwriter shall use its best efforts to prevent any person and its affiliates from purchasing through such offering Registrable Securities representing more than two percent of the outstanding shares of VMARK Common Stock on a fully diluted basis. VMARK shall not include in any Demand Registration any securities other than the Registrable Securities requested to be registered therein by UNIDATA.

     (c) If at any time within three years of the first Closing, VMARK proposes to file a registration statement under the Securities Act with respect to any shares of any class of its equity securities to be sold for the account of VMARK (other than a registration statement on Form S-4 or Form S-8 or any successor form), and the registration form to be used may be used for the registration of Registrable Securities, then VMARK shall in each case give written notice of such proposed filing to UNIDATA at least twenty days before the anticipated filing date, and UNIDATA shall have the right to include in such registration such number of Registrable Securities as UNIDATA may request (such request to be made by written notice to VMARK within fifteen days following UNIDATA's receipt from VMARK of such notice of proposed filing). VMARK shall use its best efforts to cause the managing underwriter of any proposed underwritten offering to permit UNIDATA to include in such offering all Registrable Securities requested by UNIDATA to be included in the registration for such offering on the same terms and conditions as any similar securities of VMARK included therein. Notwithstanding the foregoing, if the managing underwriter of such offering advises UNIDATA that, in the reasonable opinion of such underwriter, the amount of Registrable Securities which UNIDATA requests to be included in such offering would materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriter, provided, however, that if the amount of Registrable Securities shall be so reduced, VMARK shall not be permitted to include in such registration any securities other than securities to be issued by VMARK and Registrable Securities.

     (d) In the event that Registrable Securities are included in a registration statement pursuant to Section 4.2(c) hereof, UNIDATA agrees not to effect any public sale or distribution of the issue being registered or a similar security of VMARK, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten business days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent timely notified in writing by VMARK, in the case of a non-underwritten public offering, or by the managing underwriter, in the case of an underwritten public offering. In the event that UNIDATA requests a Demand Registration or if Registrable Securities are included in a registration pursuant to Section 4.2(c) hereof, VMARK agrees not to effect any public sale or distribution of the issue being registered or a similar security of VMARK, or any securities convertible into or exchangeable for such securities, during the period from such request until 90 days after the effective date of such registration statement (except as part of such registration or pursuant to a registration of securities on Form S-4 or Form S-8 or any successor form).

     (e) Notwithstanding anything to the contrary contained herein, in the event that UNIDATA requests a Demand Registration or a registration of Registrable Securities pursuant to Section 4.2(b) or 4.2(c) hereof, respectively, VMARK shall have the right to purchase all, but not less than all, of the Registrable Securities requested to be so registered, upon the terms and subject to conditions set forth in this Section 4.2(e). If VMARK wishes to exercise such purchase right, then within two business days following receipt of UNIDATA's request for such registration, VMARK shall send a written notice (a "Repurchase Notice") to UNIDATA specifying that VMARK wishes to exercise such purchase right, a date for the closing of such purchase, which shall not be more than thirty days after delivery of such Repurchase Notice, and a place for the closing of such purchase (a "Repurchase Closing"). Upon delivery of a Repurchase Notice, a binding agreement shall be deemed to exist between UNIDATA and VMARK providing for the purchase by VMARK of the Registrable Securities requested to be registered by UNIDATA, upon the terms and subject to the conditions set forth in this Section 4.2(e). The purchase price per share or other unit of Registrable Securities (the "Repurchase Price") shall equal the average per share or per unit closing price as quoted on the NASDAQ/NMS (or if not then quoted thereon, on such other exchange or quotation system on which the Registrable Securities are quoted) for the period of five trading days ending on the trading day immediately prior to the date on which UNIDATA requests a registration of the Registrable Securities which VMARK subsequently elects to purchase. UNIDATA's obligation to deliver any Registrable Securities at a Repurchasing Closing shall be subject to the conditions that, at such Repurchase Closing. VMARK shall have delivered to UNIDATA a certificate signed on behalf of VMARK by VMARK's chief executive officer and chief financial officer, which certificate shall be reasonably satisfactory in form and substance to UNIDATA, to the effect that the purchase by VMARK of such Registrable Securities (i) is permitted under applicable Delaware corporate law and under the fraudulent conveyance provisions of the federal bankruptcy code and (ii) does not violate any material agreement to which VMARK or any of its subsidiaries is a party or by which any of their properties or assets is bound. At any Repurchase Closing, VMARK shall pay to UNIDATA the aggregate Repurchase Price for the Registrable Securities being purchased by wire transfer of immediately available funds or by delivering to UNIDATA a certified or bank check payable to or on the order of UNIDATA in an amount equal to such aggregate Repurchase Price, and UNIDATA will surrender to VMARK a certificate or certificates evidencing such Registrable Securities. No purchase of Registrable Securities by VMARK pursuant to this
Section 4.2(e) shall reduce or otherwise modify VMARK's registration obligations under this Section 4.2 (including, without limitation, the number of Demand Registrations which VMARK is obligated to effect) with respect to any Registrable Securities held by UNIDATA following such purchase.

     (f) The registrations effected under this Section 4.2 shall be effected at VMARK's expense except for underwriting commissions allocable to the Registrable Securities and the fees and disbursements of UNIDATA's counsel. VMARK shall indemnify and hold harmless UNIDATA, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 4.2; provided, however, that VMARK shall not be liable in any such case to UNIDATA or any affiliate or controlling person of UNIDATA or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to VMARK specifically for use in the preparation thereof by UNIDATA, such affiliate, controlling person, officer, director, agent or representative, as the case may be.

                                   ARTICLE V

                              COVENANTS OF UNIDATA

     UNIDATA hereby covenant and agrees as follows:

     Section 5.1. Distribution. UNIDATA shall acquire the Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act and shall not sell any Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act.

                                   ARTICLE VI

     Section 6.1. Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     Section 6.2. Further Assurances. VMARK and UNIDATA will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     Section 6.3. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 6.4. Entire Agreement. This Agreement and the Merger Agreement (together with the Exhibits, the VMARK Disclosure Schedules, the UNIDATA Disclosure Schedules and the other documents delivered pursuant thereto) constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     Section 6.5. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party.

     Section 6.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 6.7. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Either party hereto may with respect to the other party (i) extend the time for the performance of any obligation or other act, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 6.8. Severability. If any term or other provision of this Agreement is held by a court or other competent authority to be invalid, illegal or incapable of being enforced by any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law to the end that the transaction contemplated hereby are fulfilled to the extent possible.

     Section 6.9. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, sent or transmitted if delivered personally, sent by reputable overnight courier to the respective parties at their addresses as specified in the Merger Agreement or sent by electronic transmission to the respective parties at their telecopier numbers as specified in the Merger Agreement.

     Section 6.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     Section 6.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 6.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, UNIDATA and VMARK have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          VMARK SOFTWARE, INC.

                                          By:
                                            ------------------------------------
                                            Charles F. Kane
                                            Executive Vice President, Finance,
                                            Chief Financial Officer and
                                              Treasurer

                                          UNIDATA, INC.

                                          By:
                                            ------------------------------------
                                            David W. Brunel
                                            President and Chief Operating
                                              Officer

                                                                       EXHIBIT B

                             STOCK OPTION AGREEMENT
                               (GRANTED TO VMARK)

     STOCK OPTION AGREEMENT, dated as of October 7, 1997 (this "Agreement"), between VMARK Software, Inc., a Delaware corporation ("VMARK"), and Unidata, Inc., a Colorado corporation ("UNIDATA").

     WHEREAS, VMARK and UNIDATA propose to enter into an Agreement and Plan of Merger and Reorganization, of even date herewith (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, UNIDATA will be merged with and into VMARK, with VMARK continuing as the surviving corporation; and

     WHEREAS, as a condition to the willingness of VMARK to enter into the Merger Agreement, VMARK has required that UNIDATA agree, and in order to induce VMARK to enter into the Merger Agreement UNIDATA has agreed, to grant VMARK an option to purchase certain shares of common stock of UNIDATA, in accordance with the terms of this Agreement; and

     WHEREAS, pursuant to the terms of an agreement of even date herewith, VMARK has granted UNIDATA an option to acquire certain shares of common stock of VMARK.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                THE STOCK OPTION

     Section 1.1. Grant of Stock Option. UNIDATA hereby grants to VMARK an irrevocable option (the "Stock Option") to purchase up to 2,310,862 shares (the "Option Shares") of Class A common stock, no par value per share, of UNIDATA ("UNIDATA Common Stock"), in the manner set forth below at a price (the "Purchase Price") of $4.42 per Option Share. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

     Section 1.2. Exercise of Stock Option. (a) Subject to the satisfaction of the conditions set forth in Section 1.3 hereof, the Stock Option may be exercised by VMARK, in whole or in part, at any time or from time to time after the occurrence of an Exercise Event (as defined below) and prior to the Termination Date (as defined below).

     (b) An "Exercise Event" shall occur for purposes of this Agreement upon the occurrence of any event or circumstance which, pursuant to the terms of Section 7.03(b) of the Merger Agreement, would entitle VMARK, upon termination of the Merger Agreement, to payment of the termination fee specified in Section 7.03(b) of the Merger Agreement (regardless of whether the Merger Agreement has actually been terminated as a result of such event or circumstance).

     (c) The "Termination Date" shall occur for purposes of this Agreement upon the first to occur of any of the following:

          (i) the Effective Time;

          (ii) the date on which the Merger Agreement is terminated pursuant to
     Section 7.01 thereof, if an Exercise Event shall not have occurred on or prior to such termination date; or

          (iii) the date which is one year after the date on which the Merger Agreement is terminated pursuant to Section 7.01 thereof, if an Exercise Event shall have occurred on or prior to such termination date;

provided that, with respect to clause (iii) above, if the Stock Option cannot be exercised as of such date by reason of any applicable judgment, decree, law, regulation or order, then the Termination Date shall be extended until thirty days after such impediment has been removed or such waiting period has expired.

     (d) In the event VMARK wishes to exercise the Stock Option, VMARK shall send a written notice (an "Exercise Notice") to UNIDATA specifying the total number of Option Shares VMARK wishes to purchase, the denominations of the certificate or certificates evidencing such Option Shares which VMARK wishes to receive, a date (a "Closing Date"), which shall be a business day which is at least five business days after delivery of such notice, and place for the closing of such purchase (a "Closing").

     (e) Upon receipt of an Exercise Notice, UNIDATA shall be obligated to deliver to VMARK the number of Option Shares specified therein, in accordance with the terms of this Agreement, on the later of (i) the Closing Date and (ii) the first business day on which the conditions specified in Section 1.3 hereof shall be satisfied.

     Section 1.3. Conditions to Delivery of Option Shares. The obligation of UNIDATA to deliver Option Shares upon any exercise of the Stock Option is subject to the satisfaction of the following condition:

          (a) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction preventing or prohibiting such exercise of the Stock Option or the delivery of the Option Shares in respect of such exercise.

     Section 1.4. Closings. At each Closing, UNIDATA will deliver to VMARK a certificate or certificates evidencing the number of Option Shares specified in VMARK's Exercise Notice, registered in the name of VMARK or its nominee, and VMARK will deliver to UNIDATA the aggregate Purchase Price for such Option shares. All payments made by VMARK to UNIDATA pursuant to this Section 1.4 shall be made, at the option of VMARK, (a) by wire transfer of immediately available funds, or (b) by delivery to UNIDATA of a certified or bank check or checks payable to or on the order of UNIDATA.

     Section 1.5. Adjustments Upon Share Issuances, Changes in Capitalization, etc. (a) In the event of any change in UNIDATA Common Stock or in the number of outstanding shares of UNIDATA Common Stock by reason of a stock dividend, stock split, reclassification, split-up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of UNIDATA (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of shares or securities to be issued by UNIDATA upon exercise of the Stock Option and the Purchase Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that VMARK shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that VMARK would have received in respect of UNIDATA Common Stock if the Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and an election had been made to the fullest extent permitted to receive such securities, cash or other property.

     (b) In the event that UNIDATA shall enter into an agreement (i) to consolidate with or merge into any person, other than VMARK or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than VMARK or one of its subsidiaries, to merge into UNIDATA and UNIDATA shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of UNIDATA Common Stock shall be changed into or exchanged for stock or other securities of UNIDATA or any other person or cash or any other property, or then outstanding shares of UNIDATA Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than VMARK or one of its subsidiaries, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that VMARK shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that VMARK would have received in respect of UNIDATA Common Stock if the Stock Option had been exercised immediately prior to such transaction, or the record date therefor, as applicable, and an election had been made to the fullest extent permitted to receive such securities, cash or other property.

     (c) No adjustment made in accordance with this Section 1.5 shall constitute or be deemed a waiver of any breach of any of UNIDATA's representations, warranties, covenants, agreements or obligations contained in the Merger Agreement.

     (d) The provisions of this Agreement, including, without limitation, Sections 1.1, 1.2, 1.4 and 3.2, shall apply with appropriate adjustments to any securities for which the Stock Option becomes exercisable pursuant to this
Section 1.5.

     Section 1.6. Restrictive Legend. Each certificate representing Option Shares issued to VMARK hereunder shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                   ARTICLE II

                                 CASH EXERCISE

     Section 2.1. Cash Exercise. If at any time the Stock Option is then exercisable pursuant to the terms of Section 1.2 hereof, VMARK may elect, in lieu of exercising the Stock Option to purchase Option Shares provided in
Section 1.1 hereof, to send a written notice to UNIDATA (the "Cash Exercise Notice") specifying a date not later than 20 business days (except as set forth in clause (b)(ii) below) and not earlier than 10 business days following the date such notice is given on which date UNIDATA shall pay to VMARK an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Option Shares subject to the Stock Option as VMARK shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of, (a) if UNIDATA Common Stock is publicly traded on a national securities exchange or The Nasdaq National Market (the "Exchange"), the higher of (i) if applicable, the highest price per share of UNIDATA Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any person in an Alternative Transaction (as defined in clause (i), (ii) or (iii) of Section 7.03(e) of the Merger Agreement) (the "Alternative Purchase Price") or
(ii) the closing sales price of the shares of UNIDATA Common Stock on the last trading day immediately prior to the date of the Cash Exercise Notice as quoted on the Exchange (the "Closing Price"), or (b) if UNIDATA Common Stock is not publicly traded on an Exchange, the higher of (i) if applicable, the Alternative Purchase Price or (ii) the Fair Market Value (as defined below) of a share of UNIDATA Common Stock; provided that in such case the Cash Exercise Notice shall specify a date not later than 20 days beyond the determination of Fair Market Value. If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (A) the fixed cash amount, if any, included in the Alternative Purchase Price plus (B) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing sales prices (or the average of the closing bid and asked prices if closing sales prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. For purposes of this Agreement, the "Fair Market Value" of a share of UNIDATA Common Stock shall be determined by dividing the appraised value of UNIDATA, as determined by an investment banker selected by and mutually satisfactory to UNIDATA and VMARK (or, in the case the parties cannot agree, by a majority of a panel of three investment bankers, one of which will be selected by UNIDATA, one of which will be selected by VMARK, and one of which will be selected by the two previously designated investment bankers), without discount for minority or illiquidity, by
(II) the number of issued and outstanding shares of UNIDATA Common Stock on the date of the Cash Exercise Notice. Upon exercise of VMARK's right to receive cash pursuant to this Article II and the payment of such cash to VMARK, the obligations of

UNIDATA to deliver Option Shares pursuant to Section 1.2(e) shall be terminated with respect to such number of Option Shares for which VMARK shall have elected to be paid the Spread.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF UNIDATA

     Section 3.1. Representations and Warranties of UNIDATA. UNIDATA represents and warrants to VMARK that (a) UNIDATA is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, (b) the execution and delivery by UNIDATA of this Agreement and the consummation by UNIDATA of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of UNIDATA, (c) this Agreement has been duly executed and delivered by UNIDATA and constitutes the valid and binding obligation of UNIDATA, enforceable against UNIDATA in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) UNIDATA has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Termination Date shall have reserved, all the Option Shares issuable pursuant to this Agreement, and UNIDATA will take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of UNIDATA Common Stock or other securities which may be issued pursuant to Section 1.5 hereof, all of which, upon their issuance and delivery in accordance with the term of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitation on VMARK's voting rights, charges and other encumbrances of any nature whatsoever (other than this Agreement) and shall not be subject to any preemptive rights, and (e) the execution and delivery of this Agreement by UNIDATA does not, and the consummation by UNIDATA of the transactions contemplated by this Agreement will not, conflict with, or result in a violation of, or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of UNIDATA or (ii) any mortgage, indenture, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UNIDATA or its properties or assets.

                                   ARTICLE IV

                              COVENANTS OF UNIDATA

     UNIDATA hereby covenant and agrees as follows:

     Section 4.1. Required Actions. UNIDATA shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder.

     Section 4.2. Registration. (a) As used in this Agreement, "Registrable Securities" means each of the Option Shares issued to VMARK hereunder and any other securities issued in exchange for, or issued as dividends or otherwise on or in respect of, any of such Option Shares.

     (b) At any time or from time to time within two years of the first Closing, VMARK may make a written request to UNIDATA for registration under and in accordance with the provisions of the Securities Act of 1993, as amended (the "Securities Act") with respect to all or part of the Registrable Securities (a "Demand Registration"). A Demand Registration may be, at the option of VMARK, a shelf registration or a registration involving an underwritten offering. As soon as reasonably practicable after VMARK's request for a Demand Registration, UNIDATA shall file one or more registration statements on any appropriate form with respect to all of the Registrable Securities requested to be so registered; provided that UNIDATA will not be required to file any such registration statement during any period of time (not to exceed 60 days after such request in the case of clause (A) below or 90 days in the case of clause (B) or (C) below) when
(A) UNIDATA is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of outside counsel to UNIDATA, such information would have to be disclosed if a registration statement were filed at that time, (B) UNIDATA is required under the Securities Act to include audited financial statements for any period in such registration statement that are not yet available for inclusion therein, or (C) UNIDATA determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving UNIDATA or any of its affiliates. UNIDATA shall use its best efforts to have the Demand Registration declared effective as soon as reasonably practicable after such filing and to keep the Demand Registration continuously effective for a period of at least ninety days following the date on which the Demand Registration is declared effective, in the case of an underwritten offering, or at least six months following the date on which the Demand Registration is declared effective, in the case of a shelf registration; provided that, if for any reason the effectiveness of any Demand Registration is suspended, the required period of effectiveness shall be extended by the aggregate number of days of each such suspension; and provided, further, that the effectiveness of any Demand Registration may be terminated if and when all of the Registrable Securities covered thereby shall have been sold. VMARK shall be entitled to two Demand Registrations. If any Demand Registration involves an underwritten offering, (i) VMARK shall have the right to select the managing underwriter, which shall be reasonably acceptable to UNIDATA, (ii) UNIDATA shall enter into an underwriting agreement in customary form and (iii) unless the managing underwriter reasonably determines that such restriction would materially and adversely affect the success of such offering, the underwriter shall use its best efforts to prevent any person and its affiliates from purchasing through such offering Registrable Securities representing more than two percent of the outstanding shares of UNIDATA Common Stock on a fully diluted basis. UNIDATA shall not include in any Demand Registration any securities other than the Registrable Securities requested to be registered therein by VMARK.

     (c) If at any time within three years of the first Closing, UNIDATA proposes to file a registration statement under the Securities Act with respect to any shares of any class of its equity securities to be sold for the account of UNIDATA (other than a registration statement on Form S-4 or Form S-8 or any successor form), and the registration form to be used may be used for the registration of Registrable Securities, then UNIDATA shall in each case give written notice of such proposed filing to VMARK at least twenty days before the anticipated filing date, and VMARK shall have the right to include in such registration such number of Registrable Securities as VMARK may request (such request to be made by written notice to UNIDATA within fifteen days following VMARK's receipt from UNIDATA of such notice of proposed filing). UNIDATA shall use its best efforts to cause the managing underwriter of any proposed underwritten offering to permit VMARK to include in such offering all Registrable Securities requested by VMARK to be included in the registration for such offering on the same terms and conditions as any similar securities of UNIDATA included therein. Notwithstanding the foregoing, if the managing underwriter of such offering advises VMARK that, in the reasonable opinion of such underwriter, the amount of Registrable Securities which VMARK requests to be included in such offering would materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriter, provided, however, that if the amount of Registrable Securities shall be so reduced, UNIDATA shall not be permitted to include in such registration any securities other than securities to be issued by UNIDATA and Registrable Securities.

     (d) In the event that Registrable Securities are included in a registration statement pursuant to Section 4.2(c) hereof, VMARK agrees not to effect any public sale or distribution of the issue being registered or a similar security of UNIDATA, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the ten business days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent timely notified in writing by UNIDATA, in the case of a non-underwritten public offering, or by the managing underwriter, in the case of an underwritten public offering. In the event that VMARK requests a Demand Registration or if Registrable Securities are included in a registration pursuant to Section 4.2(c) hereof, UNIDATA agrees not to effect any public sale or distribution of the issue being registered or a similar security of UNIDATA, or any securities convertible into or exchangeable for such securities, during the period from such request until 90 days after the effective date of such registration statement (except as part of such registration or pursuant to a registration of securities on Form S-4 or Form S-8 or any successor form).

     (e) Notwithstanding anything to the contrary contained herein, in the event that VMARK requests a Demand Registration or a registration of Registrable Securities pursuant to Section 4.2(b) or 4.2(c) hereof, respectively, UNIDATA shall have the right to purchase all, but not less than all, of the Registrable Securities requested to be so registered, upon the terms and subject to conditions set forth in this Section 4.2(e). If UNIDATA wishes to exercise such purchase right, then within two business days following receipt of VMARK's request for such registration, UNIDATA shall send a written notice (a "Repurchase Notice") to VMARK specifying that UNIDATA wishes to exercise such purchase right, a date for the closing of such purchase, which shall not be more than thirty days after delivery of such Repurchase Notice, and a place for the closing of such purchase (a "Repurchase Closing"). Upon delivery of a Repurchase Notice, a binding agreement shall be deemed to exist between VMARK and UNIDATA providing for the purchase by UNIDATA of the Registrable Securities requested to be registered by VMARK, upon the terms and subject to the conditions set forth in this Section 4.2(e). The purchase price per share or other unit of Registrable Securities (the "Repurchase Price") shall equal the average per share or per unit closing price as quoted on the Exchange (or if not then quoted thereon, on such other exchange or quotation system on which the Registrable Securities are quoted) for the period of five trading days ending on the trading day immediately prior to the date on which VMARK requests a registration of the Registrable Securities which UNIDATA subsequently elects to purchase. VMARK's obligation to deliver any Registrable Securities at a Repurchasing Closing shall be subject to the conditions that, at such Repurchase Closing, UNIDATA shall have delivered to VMARK a certificate signed on behalf of UNIDATA by UNIDATA's chief executive officer and chief financial officer, which certificate shall be reasonably satisfactory in form and substance to VMARK, to the effect that the purchase by UNIDATA of such Registrable Securities (i) is permitted under applicable Colorado corporate law and under the fraudulent conveyance provisions of the federal bankruptcy code and (ii) does not violate any material agreement to which UNIDATA or any of its subsidiaries is a party or by which any of their properties or assets is bound. At any Repurchase Closing, UNIDATA shall pay to VMARK the aggregate Repurchase Price for the Registrable Securities being purchased by wire transfer of immediately available funds or by delivering to VMARK a certified or bank check payable to or on the order of VMARK in an amount equal to such aggregate Repurchase Price, and VMARK will surrender to UNIDATA a certificate or certificates evidencing such Registrable Securities. No purchase of Registrable Securities by UNIDATA pursuant to this Section 4.2(e) shall reduce or otherwise modify UNIDATA's registration obligations under this Section
4.2 (including, without limitation, the number of Demand Registrations which UNIDATA is obligated to effect) with respect to any Registrable Securities held by VMARK following such purchase.

     (f) The registrations effected under this Section 4.2 shall be effected at UNIDATA's expense except for underwriting commissions allocable to the Registrable Securities and the fees and disbursements of VMARK's counsel. UNIDATA shall indemnify and hold harmless VMARK, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 4.2; provided, however, that UNIDATA shall not be liable in any such case to VMARK or any affiliate or controlling person of VMARK or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to UNIDATA specifically for use in the preparation thereof by VMARK, such affiliate, controlling person, officer, director, agent or representative, as the case may be.

                                   ARTICLE V

                               COVENANTS OF VMARK

     VMARK hereby covenant and agrees as follows:

     Section 5.1. Distribution. VMARK shall acquire the Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act and shall not sell any Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1. Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     Section 6.2. Further Assurances. UNIDATA and VMARK will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     Section 6.3. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 6.4. Entire Agreement. This Agreement and the Merger Agreement (together with the Exhibits, the UNIDATA Disclosure Schedules, the VMARK Disclosure Schedules and the other documents delivered pursuant thereto) constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     Section 6.5. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party.

     Section 6.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 6.7. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Either party hereto may with respect to the other party (i) extend the time for the performance of any obligation or other act, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 6.8. Severability. If any term or other provision of this Agreement is held by a court or other competent authority to be invalid, illegal or incapable of being enforced by any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law to the end that the transaction contemplated hereby are fulfilled to the extent possible.

     Section 6.9. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, sent or transmitted if delivered personally, sent by reputable overnight courier to the respective parties at their addresses as specified in the Merger Agreement or sent by electronic transmission to the respective parties at their telecopier numbers as specified in the Merger Agreement.

     Section 6.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the principles of conflicts of law thereof.

     Section 6.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 6.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, VMARK and UNIDATA have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          UNIDATA, INC.

                                          By:
                                             -----------------------------------
                                             David W. Brunel
                                             President

                                          VMARK SOFTWARE, INC.

                                          By:
                                             -----------------------------------
                                             Charles F. Kane
                                             Executive Vice President, Finance,
                                             Chief Financial Officer and
                                             Treasurer

                                                                       EXHIBIT C

                                ESCROW AGREEMENT

     AGREEMENT made this   day of December, 1997 by and among VMARK SOFTWARE,
INC., a Delaware corporation ("VMARK"), James T. Dresher and David W. Brunel (together, the "Representatives") and CHOATE, HALL & STEWART (the "Escrow Agent").

     WHEREAS, VMARK is the surviving corporation of a merger effective this date pursuant to an Agreement and Plan of Merger and Reorganization dated October 7, 1997 (the "Merger Agreement") between VMARK and Unidata, Inc., a Colorado corporation ("UNIDATA"); and

     WHEREAS, the Merger Agreement requires that a portion of the Merger Consideration be paid to the Escrow Agent to be held and distributed in accordance with an agreement substantially in the form hereof;

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Definitions. This Agreement is the Escrow Agreement to which reference is made in the Merger Agreement. Capitalized terms used in this Agreement and not defined herein shall have the same meaning as in the Merger Agreement.

     2. Transfer of Escrowed Shares. Pursuant to Section 1.07(h) of the Merger Agreement, a certificate or certificates representing 50,000 shares of VMARK Common Stock registered in the name of the Escrow Agent (the "Escrowed Shares") has been delivered to the Escrow Agent, and the Escrow Agent acknowledges receipt of said certificate or certificates.

     3. Investment Pending Distribution. The Escrowed Shares shall be held by the Escrow Agent subject to the direction of the Representatives to sell all or any portion thereof, provided that no sale thereof shall be made in violation of applicable securities laws. In the event of any sale thereof, the resulting funds shall be invested in short-term government securities or a mutual fund invested substantially solely in such securities, as directed by the Representatives. Interest and dividends shall not be added to or become part of the escrow account and shall be promptly distributed from time to time to the Stockholders (as defined in Section 5).

     4. Distribution from Escrow Account. The Escrowed Shares and any other assets in the escrow account shall be distributed out of escrow by the Escrow Agent only as follows:

          (a) In the event that VMARK shall incur any loss, damage or expense, as a result of or in connection with any agreement between UNIDATA and Advent International Corporation ("Advent"), it shall be entitled to be indemnified and held harmless by the distribution, out of assets in the escrow account, of amounts equal to such loss, damages or expense, provided that (i) it shall not be entitled to indemnification hereunder in respect of the reimbursement to Advent of certain expenses not in excess of $100,000 or for costs and expenses, including legal fees, incurred in defending any claim by Advent, and (ii) it shall, jointly with the Representatives if they wish to participate therein (provided that in any event VMARK shall bear all costs and expenses, including legal fees), defend any claim by Advent (other than for the reimbursement of expenses up to $100,000 referred to above) vigorously and shall not settle any such claim without the consent of the Representatives.

          (b) When any loss, damage or expense, as to which VMARK is entitled to be indemnified and held harmless pursuant to (a) above, becomes reasonably quantifiable, VMARK shall promptly notify the Representatives and the Escrow Agent of the amount of the distribution it seeks out of the assets in the escrow account, which notice shall include reasonable detail in support of such amount. If the Representatives do not disagree with VMARK's entitlement to such amount by notice to the Escrow Agent within 21 days after receipt of such notice given by VMARK, the Escrow Agent shall distribute to VMARK out of the escrow account assets equal to the amount requested. If the Representatives do disagree with such entitlement by such notice, and such disagreement is not promptly resolved by discussion between VMARK and the Representatives, the matter shall be submitted to arbitration as provided in Section 8.

          (c) Upon the resolution (including pursuant to any applicable statute of limitations) of all claims by Advent described in (a) above, all assets remaining in the escrow account not subject to payment to VMARK shall be promptly distributed to the Stockholders. VMARK shall, and the Representatives may, notify the Escrow Agent and the other when it or they believe all such claims have been resolved, which notice shall include reasonable supporting detail. If the other party does not disagree with the notice by notice to the Escrow Agent within 21 days after receipt of the initial notice, then the Escrow Agent shall make the distribution to the Stockholders as provided above. If the other party does disagree by such notice, and such disagreement is not promptly resolved by discussion between VMARK and the Representatives, the matter shall be submitted to arbitration as provided in Section 8.

     5. Allocation of Taxable Income. For purposes of taxation of any interest and dividends earned on assets held in escrow hereunder, the escrowed assets shall be deemed to have been placed in escrow by the holders of UNIDATA Class A Common Stock and Class B Common Stock (other than holders of Dissenting Shares) outstanding immediately prior to the Effective Time (the "Stockholders"), and any interest and dividends thereon shall be allocated to the Stockholders as provided in Section 6.

     6. Distributions of Stockholders. All distributions to be made to the Stockholders hereunder shall be made to them pro rata in accordance with their respective holdings of UNIDATA Class A Common Stock of Class B Common Stock outstanding immediately prior to the Effective Time (treating such shares equally).

     7. Matters relating to the Escrow Agents.

          (a) The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance on any writing furnished to it by VMARK and the Representatives. The Escrow Agent shall not be liable to any party hereto by reason of any error of judgment, or any act taken or omitted in good faith, or for any matter in connection herewith unless caused by or arising out of its own gross negligence or bad faith.

          (b) The reasonable fees and expenses of the Escrow Agent shall be borne by VMARK.

     8. Arbitration. Any dispute under this Agreement, including the disagreements described in Sections 4(b) and 4(c), shall be submitted to binding arbitration proceedings to be conducted in Boston, Massachusetts in accordance with (except as otherwise provided in this Agreement) the then current Commercial Arbitration Rules of the American Arbitration Association. There shall be one arbitrator chosen from the lists of said Association in accordance with its standard procedures. In addition to resolution of a matter, the arbitrator will have the right to award injunctive relief and reimbursement of arbitration costs. The award and decision of the arbitrator will be conclusive and binding, judgment on the award may be entered and enforced in a court of competent jurisdiction, and each party to this Agreement waives any right to contest the validity or enforceability of such award. The foregoing shall not prevent any party hereto from seeking temporary injunctive relief or other interim remedy pending an arbitration award pursuant hereto.

     9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given, effective on receipt, if delivered personally or mailed by certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to VMARK, to:

        VMARK Software, Inc.
        50 Washington Street
        Westboro, MA 01581-1021
        Attention: James K. Walsh, Esq.
        Fax: 508-389-8767

        If to the Representatives, to:

        James T. Dresher

        --------------------------------------------------

        --------------------------------------------------

        --------------------------------------------------

        and

        David Brunel

        --------------------------------------------------

        --------------------------------------------------

        --------------------------------------------------

        If to the Escrow Agent, to:

        Choate, Hall & Stewart
        Exchange Place
        53 State Street, 35th Floor
        Boston, MA 02109
        Attention: Richard N. Hoehn, Esq.
        Fax: (617) 227-7566

     10. General.

          (a) Amendments. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

          (b) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          (c) Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          (d) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of The Commonwealth of Massachusetts (without giving effect to its choice of law principles).

                                          VMARK SOFTWARE, INC.

                                          By
                                            ------------------------------------
                                            Its

THE REPRESENTATIVES                       THE ESCROW AGENT

---------------------------------         --------------------------------------
James T. Dresher                          Choate, Hall & Stewart


---------------------------------
David Brunel